QuickLinks -- Click here to rapidly navigate through this document

EXHIBIT 10.1

REVOLVING CREDIT AGREEMENT

BETWEEN

PAWNMART, INC.

AND

COMERICA BANK

AUGUST 30, 2002

REVOLVING CREDIT AGREEMENT

        THIS REVOLVING CREDIT AGREEMENT made as of the 30th day of August, 2002, by and between PawnMart, Inc. ("Borrower") and Comerica Bank ("Bank").

WITNESSETH:

        WHEREAS, Borrower and Bank entered into a certain Revolving Credit Agreement dated as of October 13, 1998, and certain amendments thereto (as so amended, the "Prior Agreement"), pursuant to which Borrower incurred certain indebtedness and obligations to Bank and granted the Bank certain security interests and liens for such indebtedness and obligations;

        WHEREAS, on July 9, 2001 (the "Petition Date"), Borrower filed a voluntary petition (the "Petition") for relief under chapter 11 ("Case") of title 11 of the United States Code (the Bankruptcy Code of 1978, as amended from time to time, and together with the Federal Rules of Bankruptcy Procedure and the Local Bankruptcy Rules for the Northern District of Texas, the "Bankruptcy Code") with the United States Bankruptcy Court for the Northern District of Texas (the "Bankruptcy Court"); and

        WHEREAS, on May 20, 2002, an order (the "Order") was entered in the Case confirming the Debtors' First Amended Plan of Reorganization and Disclosure Statement, dated May 20, 2002 (the "Plan") in respect of Borrower, pursuant to which Plan, among other things, Borrower was authorized to enter into the financing arrangements described in this Revolving Credit Agreement for the purposes described herein.

        NOW, THEREFORE, the Borrower and the Bank agree:

1.
DEFINITIONS

        1.1    Defined Terms.    As used in this Agreement, the following terms shall have the following respective meanings:

        "Accounts," "Chattel Paper," "Documents," "Equipment," "Fixtures," "General Intangibles," "Goods," "Instruments" and "Inventory" shall have the meanings assigned to them in the UCC.

        "Accounts Receivable" shall mean and include all Accounts, Chattel Paper and General Intangibles (including, but not limited to tax refunds, trade names, trade styles and goodwill, trade marks, copyrights and patents, and applications therefor, trade and proprietary secrets, formulae, designs, blueprints and plans, customer lists, literary rights, licenses and permits, receivables, insurance proceeds, beneficial interests in trusts and minute books and other books and records) now owned or hereafter acquired by Borrower.

        "Acquisition" shall mean the purchase of one hundred percent (100%) of the capital stock of Sanders Morris Harris Group Inc. by C/M Holdings, Inc.

        "Advance" shall mean a borrowing requested by Borrower and made by Bank.

        "Affiliate" shall mean, when used with respect to any person, any other person which, directly or indirectly, controls or is controlled by or is under common control with such person. For purposes of this definition, "control" (including the correlative meanings of the terms "controlled by" and "under common control with"), with respect to any person, shall mean possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person, whether through the ownership of voting securities or by contract or otherwise.

        "Agreement" shall mean this Agreement as amended from time to time in accordance with the terms hereof.

        "Applicable Interest Rate" shall mean the Prime-based Rate as determined pursuant to the terms and conditions of this Agreement.

        "Bank" shall mean Comerica Bank, a Michigan banking corporation.

        "Bankruptcy Code" shall mean Title 11 of the United States Code, as amended, or any successor act or code.

        "Borrowing Base Amount" shall mean, as of any date, an amount equal to the sum of:

        (a)  seventy percent (70%) of the cost of Eligible Principal Accounts; plus

        (b)  seventy percent (70%) of the positive difference (if any) between (i) the Eligible Other Accounts and (ii) the Reserve Amount as of the date of calculation; plus

        (c)  the lesser of (i) the value of the Eligible Inventory multiplied by the relevant Eligible Inventory Rate, or (ii) seventy percent (70%) of the amounts determined under paragraphs (a) and (b) above; minus

        (d)  either (i) $1,000,000 upon the occurrence of a voluntary reduction in the Commitment Amount under Section 2.13 hereof, or (ii) the Net Proceeds, if any, received from the sale of the Pledged Shares or from dividends and all other distributions at any time payable or receivable on account of the Collateral pursuant to the terms of the Pledge Agreement.

        "Borrower" shall mean PawnMart, Inc., a Delaware corporation.

        "Business Day" shall mean any day on which Bank is open for business in Detroit.

        "Capital Expenditures" shall mean, for any period of determination thereof, the sum of all purchases and acquisition of capital or fixed assets made by Borrower during such period.

        "Capital Lease" shall mean any lease by Borrower of any property (whether real, personal or mixed) by Borrower as lessee that, in accordance with GAAP, either would be required to be classified and accounted for as a capital lease on a balance sheet of Borrower or otherwise would be disclosed as such in a note to such balance sheet.

        "Capital Lease Obligation" shall mean, with respect to any Capital Lease, the amount of the obligation of the lessee thereunder that, in accordance with GAAP, would appear on a balance sheet of such lessee in respect of such Capital Lease or otherwise be disclosed in a note to such balance sheet.

        "Collateral" shall mean all property of the Borrower now or hereafter in the possession of the Bank or any Affiliate of the Bank (or as to which the Bank or any Affiliate of the Bank now or hereafter controls possession by documents or otherwise), all amounts in all deposit or other accounts (including without limit an account evidenced by a certificate of deposit) of the Borrower now or hereafter with the Bank or any Affiliate of the Bank and all of Borrower's Accounts, Chattel Paper, Documents, Equipment, Fixtures, General Intangibles, Pledged Shares, Goods, Instruments and Inventory, wherever located and whether now owned or hereafter acquired, together with all replacements of any of the foregoing, substitutions therefor, accessions thereto, and all proceeds and products of all the foregoing, and all additional property (real or personal) of the Borrower which is now or hereafter subject to a security interest, mortgage, lien, claim or other encumbrance granted by the Borrower to, or in favor of, the Bank.

        "Commitment Amount" shall mean Four Million Five Hundred Thousand Dollars ($4,500,000), or such base amount to which it may be reduced pursuant to Sections 2.12 or 2.13 hereof.

        "Debt" shall mean, as of any applicable date of determination, all funded indebtedness of a person, whether matured or unmatured, direct or indirect, joint or several, all determined in accordance with GAAP.

        "Default" shall mean a condition or event which, with the giving of notice or the passage of time, or both, would become an Event of Default.

        "Documents" shall mean this Agreement, the Note, the Security Agreement, the Pledge Agreement, the Financing Statements and all other documents, agreements and instruments delivered to Bank pursuant to this Agreement or any of the foregoing.

        "EBITDA" shall mean, for any applicable date of determination thereof, Net Income plus any amounts deducted in the calculation thereof with respect to interest expense, taxes, depreciation and amortization, all determined in accordance with GAAP.

        "Eligible Account" shall mean outstanding amounts owing pursuant, and evidenced by, a Pawn Ticket arising in the ordinary course of Borrower's business which meets each of the following requirements:

        (a)  it is not owing to Borrower later than the Business Day immediately following the ninetieth (90th) day after the date of the Pawn Ticket evidencing such account;

        (b)  it is secured pursuant to the relevant Pawn Ticket by goods in the possession of Borrower or by a vehicle for which Borrower holds a title certificate duly endorsed for transfer;

        (c)  the Pawn Ticket evidencing such Eligible Account has been prominently marked "Collaterally Assigned to Comerica Bank";

        (d)  it is a valid, legally enforceable obligation of the debtor thereunder, and is not subject to any offset, counterclaim or other defense on the part of such debtor or to any claim on the part of such debtor denying liability thereunder in whole or in part;

        (e)  it is not subject to any sale of accounts, any rights of offset, assignment, lien or security interest whatsoever other than to Bank;

        (f)    it is not owing by any debtor which is not a natural person;

        (g)  it is not owing by a debtor for which Borrower has received a notice of: (i) the death or incompetence of the debtor (ii) the appointment of a receiver for any part of the property of the debtor, or (iii) an assignment for the benefit of creditors, the filing of a petition under or the commencement of any proceeding under, any Bankruptcy Laws by or against the debtor.

        An Account Receivable which is at any time an Eligible Account, but which subsequently fails to meet any of the foregoing requirements, shall forthwith cease to be an Eligible Account.

        "Eligible Other Account" shall mean, with respect to any Eligible Account, as of any date, the amounts accrued and owing to Borrower under the related Pawn Ticket for fees and interest.

        "Eligible Principal Account" shall mean, with respect to any Eligible Account, the portion thereof which represents the cash loan or advance made by Borrower to its customer evidenced by the Pawn Ticket related thereto.

        "Eligible Inventory" shall mean all of Borrower's Inventory which is in good and merchantable condition, excluding:

        (a)  Inventory which is not at a Location;

        (b)  Inventory covered by or subject to a seller's right to repurchase, or any consensual or nonconsensual lien or security interest (including without limitation purchase money security interests) other than those granted in favor of Bank or hereafter consented to by Bank;

        (c)  Inventory which is in repair, or on police hold; and

        (d)  Inventory which has been owned by Borrower in excess of eighteen (18) months.

Inventory shall be valued at of cost (which cost shall be deemed to be (i) in the case of items acquired pursuant to unpaid Pawn Tickets, the principal amount originally evidenced by such Pawn Ticket and advanced to Borrower's customer with respect to such inventory, and (ii) in the case of any item on lay away, net of any deposits or lay away payments made on the item) and Inventory which is at any time Eligible Inventory, but which subsequently fails to meet any of the foregoing requirements, shall forthwith cease to be Eligible Inventory.

        "Eligible Inventory Rate" shall mean sixty percent (60%) initially and, thereafter, continuing on the first day of each November, February, May and August, the Eligible Inventory advance rate shall be reduced by two percent (2%).

        "ERISA" shall mean the Employee Retirement Income Security Act of 1974 as amended, or any successor act or code.

        "Event of Default" shall mean any of those conditions or events listed in Section 7.1 of this Agreement.

        "Financial Statements" shall mean all historical balance sheets and earnings statements and other financial data which have been furnished to the Bank for the purposes of, or in connection with, this Agreement and the transactions contemplated hereby, including without limit balance sheets, statements of income, retained earnings and cash flow, and all footnotes.

        "Financing Statement" shall mean UCC financing statement(s) describing the Bank as secured party and the Borrower as debtor covering the Collateral and otherwise in such form, for filing in such jurisdictions and with such filing offices, as the Bank shall reasonably deem necessary or advisable.

        "Fixed Charge Coverage Ratio" shall mean, as of any applicable date of determination, the ratio of Borrower's (i) EBITDA for the four quarter period ending as of the date of such determination to (ii) the sum of its current maturities on Debt, interest expense and tax liability during the period of determination and any Capital Expenditures made by it during such period of determination, and Capital Lease Obligations payable during such period of determination.

        "GAAP" shall mean, as of any applicable date of determination, generally accepted accounting principles consistently applied.

        "Indebtedness" shall mean all loans, advances, indebtedness, obligations and liabilities of the Borrower to the Bank under the Notes, this Agreement and the Documents, together with all other indebtedness, obligations and liabilities whatsoever of the Borrower to the Bank, whether matured or unmatured, liquidated or unliquidated, direct or indirect, absolute or contingent, joint or several, due or to become due, now existing or hereafter arising.

        "Legal Rate" shall mean at the particular time in question the maximum rate of interest which, under applicable law, the Bank is then permitted to charge on the Indebtedness. If the maximum rate of interest which, under applicable law, the Bank is permitted to charge on the Indebtedness shall change after the date hereof, the Legal Rate shall be automatically increased or decreased, as the case may be, from time to time as of the effective time of each change in the Legal Rate without notice to the Borrower. For purposes of determining the Legal Rate under the Applicable Law of the State of Texas, the applicable rate ceiling shall be (a) the indicated rate ceiling described in and computed in accordance with the provisions of Section (a) (I) of Art. 1.04, or (b) if the parties subsequently contract as allowed by applicable law, the quarterly ceiling or the annualized ceiling computed pursuant to Section (d) of Art. 1.04; provided, however, that at any time the indicated rate ceiling, the quarterly ceiling of the annualized ceiling shall be less than 18% per annum or more than 24% per annum, the provisions of Sections (b)(1) and (2) of said Art. 1.04 shall control for purposes of such determination, as applicable.

        "Loan" shall mean, individually and/or collectively as the context may require, the Advances evidenced by the Note.

        "Location" shall mean each of the Borrower's locations for transacting business listed on Exhibit "C" hereto.

        "Maturity Date" shall mean January 31, 2004.

        "Net Income" shall mean the net income (or loss) of a person for any period determined in accordance with GAAP.

        "Net Proceeds" shall mean, with respect to any sale or disposal of any assets of Borrower (including but not limited to the sale of the Pledged Shares), the net proceeds of such event after reasonable expenses associated with such sale or disposal (including reasonable commissions, legal and accounting fees and expenses).

        "Net Worth" shall mean, as of the date of any determination thereof, the sum of Borrower's shareholders' equity, determined in accordance with GAAP plus the principal amount of any Subordinate Debt then outstanding.

        "Note" shall mean the promissory note executed and delivered by Borrower to Bank pursuant to Section 2.3 of this Agreement in the form of Exhibit "A" to this Agreement.

        "Pawn Ticket" shall mean, for each Eligible Account, a duly executed and completed pawn ticket in the form of one of the pawn ticket formats attached as Exhibit "D" hereto.

        "PBGC" shall mean the Pension Benefit Guaranty Corporation or any person succeeding to the present powers and functions of the Pension Benefit Guaranty Corporation.

        "Permitted Liens" shall mean:

        (a)  Liens and encumbrances in favor of the Bank;

        (b)  Liens for taxes, assessments or other governmental charges incurred in the ordinary course of business and for which no interest, late charge or penalty is attaching or which is being contested in good faith by appropriate proceedings and, if requested by the Bank, bonded in an amount and manner satisfactory to the Bank;

        (c)  Liens, not delinquent, created by statute in connection with worker's compensation, unemployment insurance, social security and similar statutory obligations;

        (d)  Liens of mechanics, materialmen, carriers, warehousemen or other like statutory or common law liens securing obligations incurred in good faith in the ordinary course of business that are not yet due and payable; and

        (e)  Encumbrances consisting of existing or future zoning restrictions, existing recorded rights-of-way, existing recorded easements, existing recorded private restrictions or existing or future public restrictions on the use of real property, none of which materially impairs the use of such property in the operation of the business for which it is used and none of which is violated in any material respect by any existing or proposed structure or land use; and

        (f)    Purchase money security interests securing indebtedness or lease obligations incurred in connection with Borrower's purchases or leases of fixed assets, to the extent that the aggregate amount of such obligations at any time outstanding does not excess Five Hundred Thousand Dollars ($500,000).

        "Person" or "person" shall mean any individual, corporation, partnership, joint venture, association, trust, unincorporated association, joint stock company, government, municipality, political subdivision or agency, or other entity.

        "Pledge Agreement" shall mean a pledge agreement, in form and content satisfactory to Bank, pursuant to which Borrower grants to Bank a first priority perfected security interest in the Pledged Shares.

        "Pledged Shares" shall mean shares of capital stock or other ownership interests in Sanders Morris Harris Group Inc. pledged by Borrower to Bank pursuant to a Pledge Agreement which Pledged Shares shall constitute one hundred percent (100%) of all of the issued capital stock of Sanders Morris Harris Group Inc. with Bank's recourse limited to One Million Dollars ($1,000,000).

        "Prime-based Loan" shall mean a Loan at any time during such Loan bears interest at a Prime-based Rate.

        "Prime-based Rate" shall mean the Prime Rate in effect from time to time plus two percent (2.0%).

        "Prime Rate" shall mean that annual rate of interest designated by the Bank as its prime rate, which rate may not be the lowest rate of interest charged by the Bank to any of its customers, and which rate is changed by the Bank from time to time.

        "Reserve Amount" shall mean, as of the date of any calculation thereof, the amount determined by multiplying:

        (a)  total Eligible Other Accounts as of determination by

        (b)  the percentage of the amount of Borrower's accounts evidenced by Pawn Tickets which were forfeited to Borrower in the quarter preceding the date of calculation.

        "Request for Loan" shall mean a request for loan delivered by Borrower to Bank in the form of Exhibit "B" to this Agreement, pursuant to Section 2.2 of this Agreement.

        "Revolving Loan" or "Revolving Loans" shall mean the revolving credit loans to be advanced to Borrower pursuant to Section 2.2 hereof.

        "Revolving Maximum" shall mean, as of any date, the lesser of: (a) the Commitment Amount, or (b) the Borrowing Base Amount.

        "Security Agreements" shall mean the Security Agreement by Borrower pursuant to which the Borrower grants to the Bank a first priority security interest in all Accounts, Chattel Paper, Documents, Equipment, Fixtures, General Intangibles, Goods, Instruments and Inventory, Machinery and Equipment of the Borrower, wherever located and whether now owned or hereafter acquired, together with all replacements thereof, substitutions therefor, accessions thereto and all proceeds and products of all the foregoing. Borrower hereby reaffirms, ratifies and reissues the security agreement previously executed and delivered in connection with the Prior Agreement, as fully as if such document were being re-executed as of the date hereof and hereby reaffirms and regrants to Bank all of the security interests, rights and remedies described therein.

        "Subordinate Debt" shall mean indebtedness of Borrower payment of which, and any security for which, is made subordinate to Borrower's indebtedness to Bank and liens and security interests granted to Bank pursuant to a written subordination agreement in form and context satisfactory to Bank.

        "Store Contribution" shall mean for any Location, total store revenues generated at such Location less direct operating expenses for such Location determined in a manner consistent with those used by Borrower in preparation of its Securities and Exchange Commission filings and press releases as of the date of this Agreement.

        "Tangible Net Worth" shall mean, as of the date of any determination thereof, (i) Borrower's Net Worth, minus (ii) the amount of all assets classified as intangible assets (including goodwill, trade names, trade marks, patents, copyrights and unamortized debt discount and expense), all determined in accordance with GAAP.

        "Transaction" shall mean the: (i) completion of the Acquisition and (ii) the merger of C/M Holdings, Inc. into Borrower with Borrower as the surviving entity, all in accordance with applicable requirements of Delaware law.

        "UCC" shall mean the Uniform Commercial Code in effect with respect to the jurisdictions of the various Locations.

        1.2    Accounting Terms.    All accounting terms not specifically defined in this Agreement shall be construed in accordance with GAAP.

        1.3    Singular and Plural.    Where the context herein requires, the singular number shall be deemed to include the plural, the masculine gender shall include the feminine and neuter genders, and vice versa.

2.
COMMITMENT, INTEREST AND FEES

        2.1    Loans.    Subject to the terms and conditions of this Agreement, the Bank agrees to make Advances to the Borrower from the date hereof until the Maturity Date, in aggregate principal amount at any time outstanding not to exceed the Revolving Maximum.

        2.2    Requests for Loans.    Borrower may request an Advance by delivery to Bank of a Request for Loan executed by an authorized officer Borrower and subject to the following:

        (a)  each such Request for Loan shall set forth the information required on the Request for Loan form;

        (b)  each such Request for Loan shall be delivered to Bank by 10:00 a.m. (Detroit time) on such proposed date; and

        (c)  each Request for Loan shall constitute a certification by the Borrower as of the date thereof that all of the conditions set forth in Article 3 hereof are satisfied as of the date of such request and shall be satisfied as of the date such Advance is requested.

        2.3    Note.    The Revolving Loan shall be evidenced by a Note in the form of Exhibit "A" hereto executed by Borrower.

        2.4    Payments of Principal.    The principal of the Note shall be payable (unless sooner accelerated pursuant to the terms of this Agreement) on the Maturity Date, when the entire balance then outstanding and all accrued and unpaid interest thereon, shall be due and payable.

        2.5    Interest.    The principal balance of each Advance from time to time outstanding under each Note shall bear interest at the Applicable Interest Rate. Interest shall be payable on all Advances, monthly, on the first Business Day of each month.

        2.6    Preparation and Closing Fees.    Simultaneously with the execution of this Agreement, the Borrower shall pay to the Bank the amount of the expenses (including without limit reasonable attorneys' fees, whether of inside or outside counsel, and disbursements) incurred by the Bank in connection with the preparation and closing of this Agreement and related instruments and/or making of advances hereunder, including but not limited to costs to conduct audits, monitoring and appraisals.

        2.7    Basis of Computation.    The amount of all interest and fees hereunder shall be computed for the actual number of days elapsed on the basis of a year consisting of three hundred sixty (360) days.

        2.8    Basis of Payments.    All sums payable by the Borrower to the Bank under this Agreement or the other documents contemplated hereby shall be paid directly to the Bank at its office set forth in Section 8.10 hereof in immediately available United States funds, without set off, deduction or counterclaim. Borrower hereby authorizes and request Bank to debit Borrower's checking or deposit or other accounts with the Bank for all or a part of any such amounts when due, provided, however, that this authorization shall not affect the Borrower's obligation to pay, when due, any Indebtedness whether or not account balances are sufficient to pay amounts due.

        2.9    Receipt of Payments.    Any payment of the Indebtedness made by mail will be deemed tendered and received only upon actual receipt by the Bank at the address designated for such payment, whether or not the Bank has authorized payment by mail or any other manner, and shall not be deemed to have been made in a timely manner unless received on the date due for such payment, time being of the essence. The Borrower expressly assumes all risks of loss or liability resulting from non-delivery or delay of delivery of any item of payment transmitted by mail or in any other manner. Acceptance by the Bank of any payment in an amount less than the amount then due shall be deemed an acceptance on account only.

        2.10    Default Interest.    Notwithstanding anything herein to the contrary, in the event and so long as an Event of Default shall exist, all principal outstanding under the Note shall bear interest, payable on demand, from the date of such Event of Default at a rate per annum equal to three percent (3%) above the Prime-base Rate.

        2.11    Collateral Monitoring Fee.    Borrower shall pay Bank monthly, on the first Business Day of each month, a collateral monitoring fee equal to Five Hundred Dollars ($500) for each Revolving Loan.

        2.12    Mandatory Repayment.    Immediately upon receipt of any proceeds from any sale or other disposal of the Pledged Shares by Borrower or dividends and all other distributions at any time payable or receivable on account of the Collateral pursuant to the terms of the Pledge Agreement: (a) the Commitment shall be automatically and permanently reduced by an amount equal to the Net Proceeds thereof, and (b) Borrower shall deliver the Net Proceeds of such sale or other disposition, in the form received, to Bank for application on Advances then outstanding under the Loan.

        2.13    Commitment Reduction.    Upon at least three (3)Business Days prior written notice to Bank, Borrower may permanently reduce the Commitment Amount, in whole or part provided that:

        (a)  each partial reduction of the Commitment Amount shall be in an amount of One Million Dollars ($1,000,000) or a greater integral multiple thereof; and

        (b)  the Borrower shall prepay the Loan in the amount, if any, by which the aggregate amount of Loan then outstanding would otherwise exceed the Commitment Amount as reduced, together with interest thereon to the date of prepayment.

3.
CONDITIONS PRECEDENT TO OBLIGATIONS OF BANK

        The obligations of the Bank under this Agreement are subject to the satisfaction of each of the following conditions:

        3.1    Documents Executed and Filed.    The Borrower shall have executed (or caused to be executed) and delivered to the Bank and, as appropriate, there shall have been filed or recorded with such filing or recording offices as the Bank shall deem appropriate, the following:

  (a)
  The Note;

  (b)
  The Security Agreement;

  (c)
  The Financing Statement;

  (d)
  The Pledge Agreement;

        (e)    Acknowledgements of Borrower's landlords with respect to each Location, together with true copies of each Lease for such Locations.

        3.2    Certified Resolutions.    The Borrower shall have furnished to the Bank a copy of resolutions of the Board of Directors of the Borrower authorizing the execution, delivery and performance of this Agreement, the borrowing hereunder, the Note and the Documents to which Borrower is party, which shall have been certified by the Secretary or Assistant Secretary of the Borrower as being complete, accurate and in effect.

        3.3    Certified Articles.    The Borrower shall have furnished to the Bank a copy of the Articles of Incorporation including all amendments thereto and restatements thereof, and all other charter documents of the Borrower, which shall have been certified by the jurisdiction of organization of the respective parties thereto.

        3.4    Certified Bylaws.    The Borrower shall have furnished to the Bank a copy of the Bylaws of the Borrower, including all amendments thereto and restatements thereof, which shall have been certified by the Secretary or Assistant Secretary of the Borrower, as being complete, accurate and in effect.

        3.5    Certificate of Good Standing.    The Borrower shall have furnished to the Bank a certificate of good standing with respect to the Borrower certified by the Secretary of State for the States of Alabama, Delaware, Georgia, North Carolina, South Carolina, and Texas and any other jurisdiction in which Borrower transacts business.

        3.6    Certificate of Incumbency.    The Borrower shall have furnished to the Bank a certificate of the Secretary or Assistant Secretary of the Borrower, as to the incumbency and signatures of the officers of the Borrower signing this Agreement, the Note and Documents.

        3.7    UCC Lien Search.    The Bank shall have received UCC record and copy searches, evidencing the appropriate filing and recording of the Financing Statement and disclosing no notice of any liens or encumbrances filed against any of the Collateral.

        3.8    Casualty Insurance.    The Borrower shall have furnished to the Bank, in form, content and amounts and with companies satisfactory to the Bank, casualty insurance policies with loss payable clauses in favor of the Bank, relating to the assets and properties (including, but not limited to, the Collateral) of the Borrower.

        3.9    Bankruptcy Orders.    Bank shall have received a true copy of the Order (I) Granting Final Approval to Debtors' Disclosure Statement; and (II) Confirming Debtor's Plan of Reorganization, dated May 20, 2002 entered by the Bankruptcy Court in the Case.

        3.10    Evidence of Transactions.    Bank shall have received evidence satisfactory to it that, immediately upon the initial funding of the Loan, the Acquisition will be completed and the Transaction will be fully effected, including but not limited to receipt by Bank of the certificate of merger filed with the Delaware Secretary of State, such that the Borrower shall be the surviving entity and thereby succeed to C/M Holdings, Inc.'s right, title and interest in the capital stock of Sanders Morris Harris Group Inc.

        3.11    Opinion of Counsel.    Borrower shall have caused its legal counsel to deliver to Bank a legal opinion covering such matters as Bank shall require, and otherwise in form and content satisfactory to Bank.

        3.12    Approval of Bank Counsel.    All actions, proceedings, instruments and documents required to carry out the transactions contemplated by this Agreement or incidental thereto and all other related legal matters shall have been satisfactory to and approved by legal counsel for the Bank, and said counsel shall have been furnished with such certified copies of actions and proceedings and such other instruments and documents as they shall have reasonably requested.

        3.13    Remittance Basis Loans.    Borrower agrees that, with respect to indebtedness of Borrower in excess of Five Thousand Dollars ($5,000) hereunder and under the Loans, it shall at its sole expense establish and maintain: (i) a United States Post Office lock box (the "Lock Box"), to which Bank shall have exclusive access and control. Borrower expressly authorizes Bank, from time to time, to remove contents from the Lock Box, for disposition in accordance with this Agreement. Borrower agrees to notify all account debtors and other parties obligated to Borrower that all payments made to Borrower (other than payments by electronic funds transfer) shall be remitted, for the credit of Borrower, to the Lock Box, and Borrower shall include a like statement on all invoices; and (ii) a non-interest bearing deposit account with Bank which shall be titled as designated by Bank (the "Cash Collateral Account") to which Bank shall have exclusive access and control. Borrower agrees to notify all account debtors and other parties obligated to Borrower that all payments made to Borrower by electronic funds transfer shall be remitted to the Cash Collateral Account, and Borrower, at Bank's request, shall include a like statement on all invoices. Borrower shall execute all documents and authorizations as required by Bank to establish and maintain the Lock Box and the Cash Collateral Account. Borrower acknowledges that all items or amounts which are remitted to the Lock Box, to the Cash Collateral Account, or otherwise delivered by or for the benefit of Borrower to Bank on account of partial or full payment of, or with respect to, any Collateral shall, at Bank's option, (i) be applied to the payment of the indebtedness of Borrower hereunder after three days' clearance, whether then due or not, in such order or at such time of application as Bank may determine in its sole discretion, or, (ii) be deposited to the Cash Collateral Account.

        3.14    Bank Accounts.    Borrower shall have established with Bank, deposit accounts for all of its accounts and such lock box, dominion of funds and cash collateral accounts or arrangements as required by Bank in order to establish and maintain the Loans on a "remittance basis" to which collection of Borrower's accounts receivable shall be automatically applied in reduction of the outstanding balances of the Loan and any fees or expenses payable hereunder.

        3.15    Additional Equity.    Borrower shall have delivered to Bank evidence, in form and content satisfactory to Bank in its sole discretion, that C/M Holdings, Inc. has provided an additional $1,200,000 in equity to Borrower.

4.
WARRANTIES AND REPRESENTATIONS

        On a continuing basis from the date of this Agreement until the Indebtedness is paid in full and the Borrower has performed all of its other obligations hereunder, the Borrower represents and warrants that:

        4.1    Corporate Existence and Power.    (a) The Borrower is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware; (b) it has the power and authority to own its properties and assets and to carry out its business as now being conducted and is qualified to do business and in good standing in every jurisdiction wherein such qualification is necessary and (c) the Borrower has the power and authority to execute, deliver and perform this Agreement, to borrow money in accordance with its terms, to execute, deliver and perform the Note and other Documents to which it is party and to grant to the Bank liens and security interests in the Collateral as hereby contemplated and to do any and all other things required of it hereunder.

        4.2    Authorization and Approvals.    The execution, delivery and performance of this Agreement, the borrowings hereunder and the execution, delivery and performance of the Note, the other Documents: (a) have been duly authorized by all requisite corporate action of the Borrower (b) except for the filing of the Financing Statement, do not require registration with or consent or approval of, or other action by, any federal, state or other governmental authority or regulatory body, (c) will not violate any provision of law, any order of any court or other agency of government, the Certificate of Incorporation or Bylaws of the Borrower, any provision of any indenture, note, agreement or other instrument to which any of them are a party, or by which any of their properties or assets are bound, (d) will not be in conflict with, result in a breach of or constitute (with or without notice or passage of time) a default under any such indenture, note, agreement or other instrument, and (e) will not result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of the properties or assets of the Borrower, other than in favor of the Bank and as contemplated hereby.

        4.3    Valid and Binding Agreement.    This Agreement and the Documents will be, when delivered, valid and binding obligations of the Borrower, in accordance with its respective terms except to the extent enforceability thereof may be limited under applicable bankruptcy, moratorium, insolvency, rearrangement, reorganization or similar debtor relief laws affecting the rights of creditors generally from time to time in effect.

        4.4    Actions, Suits or Proceedings.    There are no actions, suits or proceedings, at law or in equity, and no proceedings before any arbitrator or by or before any governmental commission, board, bureau, or other administrative agency, pending, or, to the best knowledge of the Borrower, threatened against or affecting the Borrower or any properties or rights of the Borrower which, if adversely determined, could materially impair the right of it to carry on its business substantially as now conducted or could have a material adverse effect upon its financial condition.

        4.5    No Liens, Pledges, Mortgage or Security Interests.    Except for Permitted Liens, none of the Borrower's assets and properties, including without limit the Collateral, are subject to any mortgage, pledge, lien, security interest or other encumbrances of any kind or character other than in favor of Bank and the Permitted Liens.

        4.6    Accounting Principles.    All consolidated and consolidating balance sheets, earnings statements and other historical financial data furnished to the Bank for the purposes of, or in connection with, this Agreement and the transactions contemplated by this Agreement, have been prepared in accordance with GAAP, and do or will fairly present the financial condition of the Borrower, as of the dates, and the results of its operations for the periods, for which the same are furnished to the Bank. Without limiting the generality of the foregoing, the annual and quarterly Financial Statements have been prepared in accordance with GAAP (except as disclosed therein) and the monthly Financial Statements have been prepared in a manner consistent with the calculations used in quarterly Financial Statements, and all of them fairly present the financial condition of the Borrower as of the dates, and the results of its operations for the fiscal periods, for which the same are furnished to the Bank. The Borrower has no material contingent obligations, liabilities for taxes, long-term leases or unusual forward or long-term commitments not disclosed by, or reserved against in, the Financial Statements.

        4.7    Financial Condition.    The Borrower is solvent, able to pay its respective debts as they mature, has capital sufficient to carry on its business and has assets the fair market value of which exceed its liabilities, and the Borrower will not be rendered insolvent, under-capitalized or unable to pay maturing debts by the execution or performance of this Agreement or the other documents contemplated hereby. There has been no material adverse change in the business, properties or condition (financial or otherwise) of the Borrower since the date of the latest of the Financial Statements.

        4.8    Taxes.    The Borrower has filed by the due date therefor all federal, state and local tax returns and other reports it is required by law to file, has paid or caused to be paid all taxes, assessments and other governmental charges that are shown to be due and payable under such returns, and has made adequate provision for the payment of such taxes, assessments or other governmental charges which have accrued but are not yet payable except to the extent such taxes have been adequately reserved against by Borrower and the delay in payment thereof will not result in imposition of penalties in excess of Fifteen Thousand Dollars ($15,000). The Borrower has no knowledge of any deficiency or assessment in connection with any taxes, assessments or other governmental charges not adequately disclosed in the Financial Statements.

        4.9    Compliance with Laws.    The Borrower has complied with all applicable laws, to the extent that failure to comply would materially interfere with the conduct of the business of the Borrower as presently conducted.

        4.10    Indebtedness.    Except as permitted under Section 6.4 hereof, the Borrower has no indebtedness for money borrowed or any direct or indirect obligations under any leases (whether or not required to be capitalized under GAAP) or any agreements of guarantee or surety except for the endorsement of negotiable instruments by the Borrower in the ordinary course of business for deposit or collection.

        4.11    Material Agreements.    Except as disclosed on Schedule 4.11 attached hereto, the Borrower has no material leases, contracts or commitments of any kind (including, without limitation, employment agreements, collective bargaining agreements, powers of attorney, distribution contracts, patent or trademark licenses, bonus, pension and retirement plans, or accrued vacation pay, insurance and welfare agreements); to the best knowledge of Borrower, all parties to such agreements have complied with the provisions of such leases, contracts or commitments; and to the best knowledge of the Borrower, no party to such agreements is in default thereunder, nor has there occurred any event which with notice or the passage of time, or both, would constitute such a default.

        4.12    Margin Stock.    The Borrower is not engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any "margin stock" within the meaning of Regulation U of the Board of Governors of the Federal Reserve System, and no part of the proceeds of any Loan hereunder will be used, directly or indirectly, to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock.

        4.13    Pension Funding.    The Borrower has not incurred any accumulated funding deficiency within the meaning of ERISA or incurred any liability to the PBGC in connection with any employee benefit plan established or maintained by the Borrower and no reportable event or prohibited transaction, as defined in ERISA, has occurred with respect to such plans.

        4.14    Misrepresentation.    No warranty or representation by the Borrower contained herein or in any certificate or other document furnished by the Borrower pursuant hereto contains any untrue statement of material fact or omits to state a material fact necessary to make such warranty or representation not misleading in light of the circumstances under which it was made.

        4.15    Hazardous Materials Warranties, Representations and Covenants.

        (a)  Borrower is not party to any litigation or administrative proceeding, nor so far as is known by Borrower, is any litigation or administrative proceeding threatened against it, which in either case (a) asserts or alleges that Borrower violated any federal, state or local laws, ordinances, statutes, rules, regulations or judgments governing the use, storage, transportation, or disposal of Hazardous Materials ("Environmental Laws"), (b) asserts or alleges that Borrower is required to clean up, remove, or take remedial or other response action due to the disposal, depositing discharge, leaking or other release of any Hazardous Materials, (c) asserts or alleges that Borrower is required to pay all or a portion of the cost of any past, present, or future clean up, removal or remedial or other response action which arises out of or is related to the disposal, depositing, discharge, leaking or other release of any Hazardous Material by any one of them.

        (b)  To the best knowledge of Borrower, there are no conditions existing currently or likely to exist during the term of this Agreement which would subject the Borrower to damages, penalties, injunctive relief or clean up costs under any Environmental Laws or which require or are likely to require clean up, removal, remedial action or other response pursuant to Environmental Laws by Borrower.

        (c)  The Borrower is not subject to any judgment, decree, order or citation related to or arising under the Environmental Laws and Borrower has not received any notice ("Environmental Complaint") of any violations of Environmental Laws (and, within five days of receipt of any Environmental Complaint the Borrower shall deliver to the Bank a copy thereof), and to the best of Borrower's knowledge, there have been no actions commenced or threatened by any party for noncompliance with any Environmental Laws.

        (d)  The Borrower has all permits, licenses, approvals and other authorizations required under the Environmental Laws.

        (e)  The Borrower covenants and agrees that it shall not use, introduce or maintain Hazardous Materials in any premises which they may from time to time occupy other than in strict accordance and compliance with Environmental Laws.

        (f)    Borrower agrees that it shall promptly notify Bank in writing as soon as Borrower becomes aware of any condition or circumstance which makes the environmental warranties, representations and covenants contained herein incomplete or inaccurate in any material respect as of any date.

        (g)  In the event of any condition or circumstance that makes any environmental representation, warranty or covenant incomplete or inaccurate in any material respect as of any date, Borrower shall, at the request of Bank, at the sole expense of Borrower, retain an environmental consultant acceptable to Bank, to conduct a thorough and complete environmental assessment in respect of any environmental concerns of Bank arising from that changed condition or circumstance. A copy of said assessment will be addressed to Bank and promptly delivered to Bank, Borrower upon completion.

        (h)  In the event of a violation of Environmental Laws, whether discovered pursuant to an environmental consultant's assessment or otherwise, Borrower covenants and agrees to complete all investigations, studies, sampling and testing, and all remedial, removal and other actions necessary to clean up and remove all Hazardous Materials on or affecting premises or property occupied or used by Borrower, whether caused by the Borrower or a third party, in accordance with Environmental Laws to the satisfaction of Bank, and in accordance with the directives of all federal, state, and local governmental authorities.

        (i)    At any time Borrower, directly or indirectly through any professional consultant or other representative, determines to undertake an environmental audit, assessment or investigation, Borrower shall promptly provide Bank with written notice of the initiation of the environmental audit/assessment, fully describing the purpose and intended scope of the said audit/assessment. Upon receipt, Borrower shall promptly provide Bank copies of all final findings and conclusions of any such environmental investigation. Preliminary findings and conclusions shall be provided if final reports have not been completed and delivered to Bank within sixty days following completion of the preliminary findings and conclusions.

        (j)    Borrower hereby indemnifies, saves and holds Bank and any of its past, present and future officers, directors, shareholders, employees, representatives and consultants harmless from any and all loss damages, suits, penalties, costs, liabilities and expenses (including, but not limited to reasonable investigation, environmental audit(s), and legal expenses), arising out of any claim, loss or damages of any property, injuries to or death of persons, contamination of or adverse effects on the environment, or any violation of any Environmental Laws, caused by or in any way related to the real property of Borrower, or due to any acts of Borrower or its officers, directors, shareholders, employees, consultants and/or representatives; provided, however, that the foregoing indemnifications shall not be applicable when arising from events or conditions occurring while the Bank is in sole possession (subject to the rights of any creditors of Borrower) of the real property of Borrower. In no event shall Borrower be liable hereunder for any loss, damages, suits, penalties, costs, liabilities or expenses arising solely from any act or willful misconduct or gross negligence of Bank or its agents or employees. It is expressly agreed and understood by Borrower that the indemnifications granted herein are intended to protect Bank, its past, present and future officers, directors, shareholders, employees, consultants and representatives from any claims that may arise by reason of any security interest, liens and/or mortgages granted to Bank, or under any other document or agreement given to secure repayment of the Indebtedness, whether or not such claims arise before or after Bank has foreclosed upon and/or otherwise becomes the owner of any such property, real or personal. All obligations of indemnity as provided hereunder shall be supported and secured by any Documents executed by Borrower in favor of Bank. The indemnifications contained herein extend to shareholders of Bank qua shareholders only, and nothing contained herein shall be construed to prevent Borrower from asserting any claim whatsoever against any party or entity that occasions any adverse environmental effects or any violation of any Environmental Laws upon or in any way related to the real property of Borrower, whether or not such party or entity is a shareholder of Bank.

        (k)  In the event any mortgage securing the Indebtedness is foreclosed or the Borrower tenders a deed in lieu of foreclosure, the Borrower shall deliver the premises to the Bank free of any and all Hazardous Materials to the extent necessary so that the condition of the premises shall not be a violation of any Environmental Laws.

        (l)    The provisions of this section shall be in addition to any and all other obligations and liabilities the Borrower may have to the Bank at common law or pursuant to any other agreement and shall survive (i) the repayment of the Indebtedness, (ii) the satisfaction of all of the other obligations of the Borrower hereunder and under the other Documents, (iii) the discharge of the Mortgage, and (iv) the foreclosure of the Mortgages or acceptance of a deed in lieu thereof.

        (m)  "Hazardous Materials" includes, without limitation, any flammable explosives, radioactive materials, hazardous materials, hazardous wastes, hazardous or toxic substances or related materials defined in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42 U.S.C. Sections 9601, et seq.), the Hazardous Materials Transportation Act, as amended (49 U.S.C. Sections 1801, et seq.), the Resource Conservation and Recovery Act, as amended (42 U.S.C. Sections 6901, et seq.) and in the regulations adopted and publications promulgated pursuant thereto, or any other federal, state or local governmental law, ordinance, rule, or regulation.

5.
AFFIRMATIVE COVENANTS

        On a continuing basis from the date of this Agreement until the Indebtedness is paid in full and the Borrower has performed all of its other obligations hereunder, the Borrower covenants and agrees that it will:

        5.1    Financial and Other Information.

          5.1.1    Annual Financial Reports.    Furnish to the Bank, in form and reporting basis satisfactory to the Bank, not later than one hundred twenty (120) days after the close of each fiscal year of the Borrower (commencing with the June 30, 2003 fiscal year end), financial statements of the Borrower containing the balance sheet of the Borrower of the close of each such fiscal year, statements of income and retained earnings and a statement of cash flows for each such fiscal year, and such other comments and financial details as are usually included in similar reports. Such reports shall be prepared in accordance with GAAP by independent certified public accountants of recognized standing selected by the Borrower and acceptable to the Bank and shall contain unqualified opinions as to the fairness of the statements therein contained. These statements shall be prepared on an audited basis.

          5.1.2    Monthly Financial Statements.    Furnish to the Bank not later than forty five (45) days after the close of each month of each fiscal year of the Borrower, unaudited financial statements on a consolidated basis containing the balance sheet of the Borrower as of the end of each such period, statements of income and retained earnings of the Borrower and a statement of cash flows of the Borrower for the portion of the fiscal year up to the end of such period, and such other comments and financial details as are usually included in similar reports. The statements shall be in such detail as the Bank may reasonably require, and the accuracy of the statements shall be certified by the chief executive or financial officer of the Borrower.

          5.1.3    No Default Certificate.    Together with each delivery of the financial statements required by Sections 5.1.1 and 5.1.2 of this Agreement, furnish to the Bank a certificate of its chief executive or financial officer stating that no Event of Default or Default has occurred, or if any such Event of Default or Default exists, stating the nature thereof, the period of existence thereof and what action the Borrower proposes to take with respect thereto.

          5.1.4    Accounts.    Furnish to Bank not later than ten (10) days after and as of the end of each month, agings of the Accounts and a schedule identifying each Eligible Account and identifying for each Eligible Account, the portions thereof which constitute Eligible Principal Accounts and Eligible Other Accounts. Any such schedule, certificate or report shall be executed by a duly authorized officer of Borrower and shall be in such form and detail as Bank may specify.

          5.1.5    Inventory Reports.    Furnish to Bank not later than three (3) days after and as of the end of each week, reports as to the amount of Eligible Inventory. The report shall be executed by a duly authorized officer of Borrower and shall be in such form and detail as Bank may specify.

          5.1.6    Borrowing Base Report.    Furnish to the Bank not later than three (3) days after and as of the end of each week, in form, content, and reporting basis satisfactory to the Bank, a Borrowing Base Amount report.

          5.1.7    Reports Filed with the SEC.    Furnish to the Bank copies of all reports and information filings by Borrower required by the Securities and Exchange Commission ("SEC") on or before the statutory filing date.

          5.1.8    Annual Financial Projections.    Furnish to the Bank, in form and reporting basis satisfactory to the Bank, not later than thirty (30) days prior to the commencement of each fiscal year of the Borrower, projected financial statements of the Borrower containing the balance sheet of the Borrower of the beginning of each such fiscal year, statements of income and retained earnings and a statement of cash flows for each such fiscal year, and such other comments and financial details as are usually included in similar reports prepared by management of Borrower utilizing their then current knowledge and reasonable expectations with respect to the periods covered thereby.

          5.1.9    Adverse Events.    Promptly inform the Bank of the occurrence of any Event of Default or Default, or of any other occurrence which has or could reasonably be expected to have a materially adverse effect upon the Borrower's business, properties, or financial condition or upon the Borrower's ability to comply with its obligations under the Documents.

          5.1.10    Other Information As Requested.    Promptly furnish to the Bank such other information regarding the operations, business affairs and financial condition of the Borrower and its subsidiaries as the Bank may reasonably request from time to time and permit the Bank, its employees, attorneys and agents, upon 72 hours prior notice (except in case of emergency or during the existence of an Event of Default) to inspect all of the books, records and properties of the Borrower and its subsidiaries during normal business hours, including, WITHOUT LIMITATION (i) such CED audits, in form and content satisfactory to Bank at its sole discretion, as are required hereunder, (ii) such other audits of Inventory and/or Accounts, in form and content satisfactory to Bank in its sole discretion, as Bank may require from time to time to be performed by or on Bank's behalf, provided that prior to the occurrence of any Event of Default Borrower shall be responsible for paying the costs of not more than four (4) such audits of Inventory and/or Accounts per year, (iii) such appraisals and/or valuations of Borrower's Inventory and/or Collateral, in form and content satisfactory to Bank in its sole discretion, as Bank may require from time to time to be performed by or on Bank's behalf, with all costs and expenses incurred in connection with the foregoing to be borne solely by Borrower, (iv) such physical inventory counts of Borrower's Inventory, in form and content satisfactory to Bank in its sole discretion, as Bank may require from time to time to be performed by Borrower with evidence or other confirmation that an independent certified public accountant of recognized standing acceptable to Bank has no reason to dispute the results of such inventory count, and (v) such other information with respect to the Collateral as Bank may require from time to time in its sole discretion.

        5.2    Compliance with Borrowing Formula.    In the event that at any time, the aggregate principal amount of Advances exceeds the Revolving Maximum, immediately pay to Bank for application against such Advances, an amount sufficient to eliminate such excess.

        5.3    New Locations.    With respect to each Location hereafter acquired or opened by Borrower, provide Bank with such Financing Statements, Landlord acknowledgements and other documents as Bank shall require in connection therewith.

        5.4    Insurance.    Keep its insurable properties (including but not limited to the Collateral) adequately insured and maintain (a) insurance against fire and other risks customarily insured against under an "all-risk" policy and such additional risks customarily insured against by companies engaged in the same or a similar business to that of the Borrower, (b) necessary worker's compensation insurance, (c) public liability and product liability insurance, and (d) such other insurance as may be required by law or as may be reasonably required in writing by the Bank, all of which Insurance shall be in such amounts, containing such terms, in such form, for such purposes, prepaid for such time period, and written by such companies as shall be satisfactory to the Bank. All such policies shall contain a provision whereby they may not be canceled or amended except upon thirty (30) days' prior written notice to the Bank. The Borrower will promptly deliver to the Bank, at the Bank's request, evidence satisfactory to the Bank that such insurance has been so procured and, with respect to casualty insurance, made payable to the Bank. If the Borrower fails to maintain satisfactory insurance as herein provided, the Bank shall have the option to do so, and the Borrower agrees to repay the Bank upon demand, with interest at the Prime-based Rate then in effect for the Revolving, all amounts so expended by the Bank. The Borrower hereby appoints the Bank or any employee or agent of the Bank as the Borrower's attorney-in-fact, which appointment is coupled with an interest and irrevocable, and authorizes the Bank or any employee or agent of the Bank, on behalf of the Borrower, to adjust and compromise any loss under said insurance and to endorse any check or draft payable to the Borrower in connection with returned or unearned premiums on said insurance or the proceeds of said insurance, and any amount so collected shall be applied toward repair and/or replacement of the Collateral to which such casualty occurred or satisfaction of the Indebtedness in accordance in accordance with the provisions governing such application in the Documents pursuant to which Bank's Liens on such Collateral were granted.

        5.5    Taxes.    Pay in accordance with commercially reasonable practices and within the time that they can be paid without late charge, penalty or interest all taxes, assessments and similar imposts and charges of every kind and nature lawfully levied, assessed or imposed upon the Borrower, and its property, except to the extent being contested in good faith and, if requested by the Bank, bonded in an amount and manner satisfactory to the Bank. If the Borrower shall fail to pay such taxes and assessments within the time they can be paid without penalty, late charge or interest the Bank shall have the option to do so, and the Borrower agrees to repay the Bank upon demand, with interest at the Prime-based Rate from time to time in effect under the Revolving Note, all amounts so expended by the Bank.

        5.6    Maintain Corporation and Business.    Do or cause to be done all things necessary to preserve and keep in full force and effect the Borrower's corporate existence, and material rights and franchises and comply with all material respects with applicable laws, continue to conduct and operate its business substantially as conducted and operated during the present and preceding calendar year, at all times maintain, preserve and protect all material franchises and trade names and property and keep the same in good repair, working order and condition, and from time to time make, or cause to be made, all needed and proper repairs, renewals, replacements, betterments and improvements thereto so that the business carried on in connection therewith may be properly and advantageously conducted at all times.

        5.7    ERISA.    (a) At all times meet the minimum funding requirements of ERISA with respect to the Borrower's employee benefit plans subject to ERISA, (b) promptly after the Borrower knows or has reason to know (i) of the occurrence of any event, which would constitute a reportable event or prohibited transaction under ERISA, or (ii) that the PBGC or the Borrower has instituted or will institute proceedings to terminate an employee pension plan, deliver to the Bank a certificate of the chief financial officer of the Borrower setting forth details as to such event or proceedings and the action which the Borrower proposes to take with respect thereto, together with a copy of any notice of such event which may be required to be filed with the PBGC, and (c) furnish to the Bank (or cause the plan administrator to furnish the Bank) a copy of the annual return (including all schedules and attachments) for each plan covered by ERISA, and filed with the Internal Revenue Service by the Borrower not later than ten (10) days after such report has been so filed.

        5.8    Availability.    Maintain a minimum ongoing unused Borrowing Base Amount availability of not less than Five Hundred Thousand Dollars ($500,000).

6.
NEGATIVE COVENANTS

        On a continuing basis from the date of this Agreement until the Indebtedness is paid in full and the Borrower has performed all of its other obligations hereunder, the Borrower covenants and agrees that it will not, without the Bank's prior written consent:

        6.1    Dividends.    Declare or pay any cash dividends on, or make any other cash distributions (whether by reduction of capital or otherwise) with respect to any shares of its capital stock, other than dividends payable on the Borrower's Series A and B preferred stock which may be declared and paid by Borrower as and when required under Section 2.01 of the Certificate of Designations related thereto so long as, both at the time of the declaration thereof and after giving effect to the payment of such dividends, no Default or Event of Default shall be existing.

        6.2    Stock Acquisition.    Purchase, redeem, retire or otherwise acquire any of the shares of its capital stock, or make any commitment to do so other than purchases, redemptions and acquisitions for amounts not exceeding, (in aggregate) Five Hundred Thousand Dollars ($500,000) made during such times as no Default or Event of Default is existing.

        6.3    Liens and Encumbrances.    Create, incur, assume or suffer to exist any mortgage, pledge, encumbrance, security interest, lien or charge of any kind upon any of its property or assets (including without limit any charge upon property purchased or acquired under a conditional sales or other title retaining agreement or lease required to be capitalized under GAAP) whether now owned or hereafter acquired, other than:

  (a)
  to Bank; and

  (b)
  Permitted Liens.

        6.4    Indebtedness.    Incur, create, assume or permit to exist any indebtedness or liability on account of deposits or advances or any indebtedness or liability for borrowed money, or any other indebtedness or liability evidenced by notes, bonds, debentures or similar obligations, or any other indebtedness whatsoever, except for:

        (a)  the Indebtedness;

        (b)  existing indebtedness to the extent set forth on attached Schedule 6.4 hereto;

        (c)  indebtedness secured by Permitted Liens.

        6.5    Extension of Credit.    Make loans, advances or extensions of credit to any Person, except (a) loans and advances to Borrower's customers evidenced by Pawn Tickets; and (b) advances to employees of Borrower not exceeding Fifty Thousand Dollars ($50,000) in aggregate at any time outstanding; and (c) loans to Borrower's franchisees not to exceed (i) One Hundred Fifty Thousand Dollars ($150,000) in any instance, or (ii) Three Hundred Thousand Dollars ($300,000) during any fiscal year provided that, promptly upon the making of any such loan, Borrower delivers and collaterally assigns to Bank all of Borrower's interest in a note evidencing such loan and any security therefor.

        6.6    Guarantee Obligations.    Guarantee or otherwise, directly or indirectly, in any way be or become responsible for obligations of any other Person, whether by agreement to purchase the indebtedness of any other Person, agreement for the furnishing of funds to any other Person through the furnishing of goods, supplies or services, by way of stock purchase, capital contribution, advance or loan, for the purpose of paying or discharging (or causing the payment or discharge of) the indebtedness of any other Person, or otherwise, except for the endorsement of negotiable instruments by the Borrower in the ordinary course of business for deposit for collection.

        6.7    Subordination of Receivables.    Subordinate any indebtedness due to it from a Person to indebtedness of other creditors of such Person.

        6.8    Property Transfer, Merger or Lease-Back.    (a) Sell, lease, transfer or otherwise dispose of properties and asset, having an aggregate book value of more than One Hundred Thousand Dollars ($100,000), (whether in one transaction or in a series of transactions) except as to the sale of inventory in the ordinary course of business; (b) change its name, consolidate with or merge into any other corporation, permit another corporation to merge into it (other than the Transaction), acquire all or substantially all the properties or assets of any other Person (other than the Transaction), enter into any reorganization or recapitalization or reclassify its capital stock; or (c) enter into any sale-leaseback transaction.

        6.9    Acquire Securities.    Purchase or hold beneficially any stock or other securities of, or make any investment or acquire any interest whatsoever in, any other Person, except for certificates of deposit with maturities of one year or less of United States commercial banks with capital, surplus and undivided profits in excess of $100,000,000 and direct obligations of the United States Government maturing within one year from the date of acquisition thereof.

        6.10    Pension Plan.    (a) Allow any fact, condition or event to occur or exist with respect to any employee pension or profit sharing plans established or maintained by it which might constitute grounds for termination of any such plan or for the court appointment of a trustee to administer any such plan, or (b) permit any such plan to be the subject of termination proceedings (whether voluntary or involuntary) from which termination proceedings there may result a liability of the Borrower to the PBGC which, in the opinion of the Bank, will have a materially adverse effect upon the operations, business, property, assets, financial condition or credit of the Borrower.

        6.11    Financial Covenants. Permit:

  (a)
  The Fixed Charge Coverage Ratio as of the end of the fiscal quarters of Borrower set forth below to be less than the ratio identified for such quarters:

  (i)
  quarter ending December 31, 2002: .5:1.0;

  (ii)
  quarter ending March 31, 2003: .7:1.0;

  (iii)
  quarter ending June 30, 2003: .8:1.0;

  (iv)
  quarter ending September 30, 2003: .9:1.0;

  (v)
  quarters ending December 31, 2003 and thereafter: 1.6:1.0;

        Compliance with the foregoing financial covenant shall be tested quarterly on a rolling four (4) quarter basis, commencing with the period beginning October 1, 2002 and ending December 31, 2002, and monitored monthly by the Bank.

  (b)
  Tangible Net Worth to be less than Seven Million Three Hundred Thousand Dollar ($7,300,000).

        6.12    Acquire/Open Stores.    Purchase or acquire new Locations at any time, without prior written consent of the Bank.

7.
EVENTS OF DEFAULT—ENFORCEMENT—APPLICATION OF PROCEEDS

          7.1    Events of Default.    The occurrence of any of the following events shall constitute an Event of Default hereunder:

          7.1.1    Failure to Pay Monies Due.    If the Borrower shall fail to pay, when due, any principal or interest under any Note or other Indebtedness when due or shall default in an obligation described in Section 5.1 or 5.2 hereof and such failure or default shall continue for a period in excess of three (3) Business Days after notice by Bank to Borrower thereof.

          7.1.2    Misrepresentation.    If any warranty or representation in connection with or contained in this Agreement or any Document, or if any Financial Statements now or hereafter furnished to the Bank by or on behalf of the Borrower, shall prove to be false or misleading in any material respect as of the date made or deemed made hereunder.

          7.1.3    Noncompliance with Bank Agreement.    If the Borrower shall fail to perform in the time and manner required any of its obligations or covenants under, or shall fail to comply with any of the provisions of, this Agreement or any other Document and, in the case of a failure to perform obligations other than those described in Sections 5.3, 5.4 through 5.8, and Sections 6.1 through 6.12 hereof, such failure shall continue for a period in excess of thirty (30) days after the earlier of Bank's notice to Borrower thereof or the date Borrower actually becomes aware thereof.

          7.1.4    Other Defaults.    If the Borrower shall default in the payment when due of any of its borrowed money indebtedness (other than to the Bank) in amounts in excess of One Hundred Thousand Dollars ($100,000) or in the observance or performance of any term, covenant or condition in any agreement or instrument evidencing, securing or relating to such indebtedness, and such default be continued for a period sufficient to permit acceleration of the indebtedness, irrespective of whether any such default shall be forgiven or waived or there has been acceleration by the holder thereof.

          7.1.5    Judgments.    If there shall be rendered against the Borrower one or more judgments or decrees involving an aggregate liability of One Hundred Thousand Dollars ($100,000) or more, which has or have become non-appealable and shall remain undischarged, unsatisfied by insurance and unstayed for more than thirty (30) days, whether or not consecutive, or if a writ of attachment or garnishment against the property of the Borrower shall be issued and levied in an action claiming One Hundred Thousand Dollars ($100,000) or more and not released or appealed and bonded in an amount and manner satisfactory to the Bank within thirty (30) days after such issuance and levy.

          7.1.6    Business Suspension Bankruptcy Etc.    If the Borrower shall voluntarily suspend transaction of its business, or if the Borrower shall not pay its debts as they mature or shall make a general assignment for the benefit of creditors, or proceedings in bankruptcy, or for reorganization or liquidation of the Borrower under the Bankruptcy Code or under any other, state federal or other applicable law for the relief of debtors shall be commenced by Borrower, or shall be commenced against the Borrower and shall not be discharged within sixty (60) days of commencement, or a receiver, trustee or custodian shall be appointed for the Borrower or for any substantial portion of their respective properties or assets.

          7.1.7    Change of Management or Ownership.    If a majority of the persons serving on the board of directors of Borrower as of the date of this Agreement shall cease to serve on such board of directors or if Dwane Moyers shall cease to be active in the management of Borrower and Bank considers (in its reasonable discretion) such change to affect materially and adversely the prospects of Borrower.

          7.1.8    Inadequate Funding or Termination of Employee Benefit Plan.    If the Borrower shall fail to meet its minimum funding requirements under ERISA with respect to any employee benefit plan established or maintained by it, or if any such plan shall be subject of termination proceedings (whether voluntary or involuntary) and there shall result from such termination proceedings a liability of Borrower to the PBGC which in the opinion of the Bank will have a materially adverse effect upon the operations, business, property, assets, financial condition or credit of the Borrower.

          7.1.9    Occurrence of Certain Reportable Events.    If there shall occur, with respect to any pension plan maintained by the Borrower any reportable event (within the meaning of Section 4043(b) of ERISA) which the Bank shall determine constitutes a ground for the termination of any such plan, and if such event continues for thirty (30) days after the Bank gives written notice to the Borrower, provided that termination of such plan or appointment of such trustee would, in the opinion of the Bank, have a materially adverse effect upon the operations, business, property, assets, financial condition or credit of the Borrower, as the case may be.

          7.1.10    Repudiation of Documents.    If Borrower repudiates, contests, revokes or purports to revoke any of its obligations to Bank, or any rights or remedies of Bank, under Documents to which they are party.

        7.2    Acceleration of Indebtedness, Remedies.    Upon the occurrence of an Event of Default, all Indebtedness shall be due and payable in full immediately (without notice or demand in the case of an Event of Default of the type described in Section 7.1.6 above, and upon written notice from Bank in the case of any other Event of Default) without presentation, demand, protest, notice of dishonor or other further notice of any kind, all of which are hereby expressly waived, and Bank shall have no further commitment to make Advances. Unless all of the Indebtedness is then immediately fully paid, the Bank shall have and may exercise any one or more of the rights and remedies for which provision is made for a secured party under the UCC, under the or for which provision is provided by law or in equity, including, without limitation, the right to take possession and sell, lease or otherwise dispose of any or all of the Collateral and to set off against the Indebtedness any amount owing by the Bank to the Borrower and/or any property of the Borrower in possession of the Bank. The Borrower agrees, upon request of the Bank, to assemble the Collateral and make it available to the Bank at any place designated by the Bank.

        7.3    Application of Proceeds.    All of the Indebtedness shall constitute one loan secured by the Bank's security interest in the Collateral and by all other security interests, mortgages, liens, claims, and encumbrances now and from time to time hereafter granted from the Borrower to the Bank. Upon the occurrence of an Event of Default which is not cured within the cure period, if any, provided under Section 7.1, the Bank may in its sole discretion apply the Collateral to any portion of the Indebtedness. The proceeds of any sale or other disposition of the Collateral authorized by this Agreement shall be applied by the Bank, first upon all expenses authorized by the UCC or otherwise in connection with the sale and all reasonable attorneys' fees and legal expenses incurred by the Bank, the balance of the proceeds of such sale or other disposition shall be applied in the payment of the Indebtedness, first to interest, then to principal, then to other Indebtedness and the surplus, if any, shall be paid over to the Borrower or to such other Person or Persons as may be entitled thereto under applicable law. The

Borrower shall remain liable for any deficiency, which the Borrower shall pay to the Bank immediately upon demand.

        7.4    Cumulative Remedies.    The remedies provided for herein are cumulative to the remedies for collection of the Indebtedness as provided by law, in equity or by any Document. Nothing herein contained is intended, nor shall it be construed, to preclude the Bank from pursuing any other remedy for the recovery of any other sum to which the Bank may be or become entitled for the breach of this Agreement by the Borrower.

8.
MISCELLANEOUS

        8.1    Independent Rights.    No single or partial exercise of any right, power or privilege hereunder, or any delay in the exercise thereof, shall preclude other or further exercise of the rights of the parties to this Agreement.

        8.2    Covenant Independence.    Each covenant in this Agreement shall be deemed to be independent of any other covenant, and an exception illegality in one covenant shall not create an exception or illegality another covenant.

        8.3    Waivers and Amendments.    No forbearance on the part of the Bank in enforcing any of its rights under this Agreement or any other Document, nor any renewal, extension or rearrangement of any payment or covenant to be made or performed by the Borrower hereunder, shall constitute a waiver of any of the terms of this Agreement or of any such right. No Default or Event of Default shall be waived by the Bank except in a writing signed and delivered by an officer of the Bank, and no waiver of any other Default or Event of Default shall operate as a waiver of any Default or Event of Default or of the same Default or Event of Default on a future occasion. No other amendment, modification or waiver of, or consent with respect to, any provision of this Agreement or any Note or other Documents shall be effective unless the same shall be in writing and signed and delivered by an officer of the Bank.

        8.4    Governing Law.    This Agreement, and each and every term and provision hereof, shall be governed by and construed in accordance with the internal law of the State of Michigan. If any provisions of this Agreement shall for any reason be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision hereof, but this Agreement shall be construed as if such invalid or unenforceable provisions had never been contained herein. Borrower hereby consents to the jurisdiction of the courts of the State of Michigan and to the Federal Courts which include the Eastern District of Michigan and their territorial institutions, for all proceedings relating to the enforcement hereof or any indebtedness hereunder.

        8.5    Survival of Warranties, Etc.    All of the Borrower's covenants, agreements, representations and warranties made in connection with this Agreement and any document contemplated hereby shall survive the borrowing and the delivery of the Notes and shall be deemed to have been relied upon by the Bank, notwithstanding any investigation heretofore or hereafter made by the Bank. All statements contained in any certificate or other document delivered to the Bank at any time by or on behalf of the Borrower pursuant hereto or in connection with the transactions contemplated hereby shall constitute representations and warranties by the Borrower in connection with this Agreement.

        8.6    Costs and Expenses.    The Borrower agrees that it will reimburse the Bank, upon demand, for all reasonable costs and expenses incurred by the Bank in connection with (i) collecting or attempting to collect the Indebtedness or any part thereof, (ii) maintaining or defending the Bank's security interests or liens (or the priority thereof), (iii) the enforcement of the Bank's rights or remedies under this Agreement or the other documents contemplated hereby, (iv) the preparation or making of any amendments, modifications, waivers or consents with respect to this Agreement or the other documents contemplated hereby, and/or (v) any other matters or proceedings arising out of or in connection with any lending arrangement between the Bank and the Borrower, which costs and expenses include without limit payments made by the Bank for taxes, insurance, assessments, or other costs or expenses which the Borrower is required to pay under this Agreement or the other documents contemplated hereby, expenses related to the examination of the Collateral, audit expenses, court costs and reasonable attorneys' fees (whether in-house or outside counsel is used, whether legal assistants are used, and whether such costs are incurred in formal or informal collection actions, federal bankruptcy proceedings, probate proceedings, on appeal or otherwise), and all other costs and expenses of the Bank incurred in connection with any of the foregoing.

        8.7    Payments on Saturdays, Etc.    Whenever any payment to be made hereunder shall be stated to be due on a Saturday, Sunday or any other day which is not a Business Day, such payment may be made on the next succeeding Business Day, and such extension, if any, shall be included in computing interest in connection with such payment.

        8.8    Binding Effect.    This Agreement shall inure to the benefit of and shall be binding upon the parties hereto and their respective successors and assigns, provided, however, that the Borrower may not assign or transfer its rights or obligations hereunder without the prior written consent of the Bank.

        8.9    Maintenance of Records.    The Borrower will keep all of its records concerning its business operations and accounting at its principal place of business. The Borrower will give the Bank prompt written notice of any change in its principal place of business, or in the location of its records.

        8.10    Notices.    All notices and communications provided for herein or in any Document contemplated hereby or required by law to be given shall be in writing (unless expressly provided to the contrary) and, if personally delivered, effective when delivered at the address below or, in the case of mailing, effective two (2) days after sending by first class mail, postage prepaid, addressed as follows: (a) If to the Borrower, to: 2175 Old Concord Road SE, Suite 200, Smyrna, Georgia 30080, Attention: Robert Schleizer, CFO, and (b) if to the Bank, to: Comerica Bank, 4100 Spring Valley Road, Suite 400, Dallas, Texas 75244, Attention: Barry T. Carroll, or to such other address as a party shall have designated to the other in writing in accordance with this section. The giving of at least five (5) days notice before the Bank shall take any action described in any notice shall conclusively be deemed reasonable for all purposes, provided, that this shall not be deemed to require the Bank to give five day notice or any notice if not specifically required in this Agreement.

        8.11    Interest and Charges.    It is not the intention of any parties to this Agreement to make an agreement in violation of the laws of any applicable jurisdiction relating to usury. Regardless of any provision in this Agreement, Bank shall ever be entitled to receive, collect or apply, as interest on the Obligations, any amount in excess of the Legal Rate. If any Bank ever receives, collects or applies, as interest, any such excess, such amount which would be excessive interest shall be deemed a partial repayment of principal and treated hereunder as such; and if principal is paid in full, any remaining excess shall be paid to the Borrower. In determining whether or not the interest paid or payable, under any specific contingency, exceeds the Legal Rate, the Borrower and the Bank shall, to the maximum extent permitted under applicable law, (a) characterize any nonprincipal payment as an expense, fee or premium rather than as interest, (b) exclude voluntary prepayments and the effect thereof, and (c) amortize, prorate, allocate and spread in equal parts, the total amount of interest throughout the entire contemplated term of the Indebtedness so that the interest rate is uniform throughout the entire term of the indebtedness; provided; however, that if the Indebtedness are paid and performed in full prior to the end of the full contemplated term thereof, and if the interest received for the actual period of existence thereof exceeds the Legal Rate, the Bank shall refund to the Borrower the amount of such excess or credit the amount of such excess against the total principal amount of the Indebtedness owing, and in such event, the Bank shall not be subject to any penalties provided by any Applicable Law for contracting for, charging or receiving interest in excess of the Legal Rate. This Section shall control every other provision of all agreements pertaining to the transactions contemplated by or contained herein.

        8.12    Confidentiality.    Bank agrees (on behalf of itself and each of its affiliates, directors, officers, employees and representatives) to use reasonable precautions to keep confidential, in accordance with customary procedures for handling confidential information of this nature and in accordance with safe and sound banking practices, any non-public information supplied to it by the Borrower pursuant to this Agreement which is identified by the Borrower as being confidential at the time the same is delivered to Bank, provided that nothing herein shall limit the disclosure of any such information (a) to the extent required by applicable law, (b) to counsel for bank, (c) to bank examiners, auditors or accountants of any Bank, (d) in connection with any liquidation to which any one Bank is a party, provided, further, that, unless specifically prohibited by applicable law or court order, Bank shall, prior to disclosure thereof, notify the Borrower of any request for disclosure of any such non-public information (i) by any governmental authority or representative thereof (other than any such request in connection with an examination of such Bank's financial condition by such Governmental authority), or (ii) pursuant to legal process, or (e) to any assignee or participant (or prospective assignee or participant) so long as such recipient of such confidential information agrees to keep such information confidential.

        8.13    Counterparts.    This Agreement may be signed in any number of counterparts with the same effect as if the signatures were upon the same instrument.

        8.14    Headings.    Article and section headings in this Agreement are included for the convenience of reference only and shall not constitute a part of this Agreement for any purpose.

        8.15    Waiver of Jury Trial.    The Borrower and the Bank hereby irrevocably waive the right to trial by jury with respect to any and all actions or proceedings at any time in which the Borrower and the Bank are parties arising out of this Agreement or the other Documents.

        IN WITNESS WHEREOF, the Borrower and the Bank have caused this Agreement to be executed by their duly authorized officers as of the day and year first written above.

PAWNMART, INC.
By: /s/ ROBERT W. SCHLEIZER Its: Executive Vice President and Chief Financial Officer
COMERICA BANK
By: /s/ BARRY T. CARROLL Barry T. Carroll Its: Vice President

EXHIBIT "A" REVOLVING NOTE

$4,500,000	Detroit, Michigan August , 2002

        FOR VALUE RECEIVED, on or before the Maturity Date, PAWNMART, INC., a Delaware corporation promises to pay to the order of Comerica Bank, a Michigan banking corporation ("Bank") at its main office at One Detroit Center, Detroit, Michigan, in lawful money of the United States of America so much of the principal sum of FOUR MILLION FIVE HUNDRED THOUSAND DOLLARS ($4,500,000) as shall have been advanced and then be outstanding hereunder and all the accrued and unpaid interest thereon.

        Capitalized terms used herein and not defined to the contrary have the meanings given them in the Revolving Credit Agreement of even date herewith between the undersigned and Bank ("Agreement") to which reference is hereby made.

        Interest on the Advances from time to time outstanding shall bear interest at the Applicable Interest Rate; provided, however, that in the event and so long as there shall exist an Event of Default, the principal balance from time to time outstanding shall bear interest at the rates provided in Section 2.5 of the Agreement. Interest shall be computed on the basis of a 360 day year and assessed for the actual number of days elapsed.

        This Note is note under which advances, repayments and readvances may be made subject to the terms and conditions of the Agreement. This Note evidences borrowing under, is subject to, is secured in accordance with, and may be matured under, the terms of the Agreement, to which reference is hereby made. As additional security for this Note, Company grants Bank a lien on all property and assets including deposits and other credits of the Company, at any time in possession or control of or owing by Bank for any purpose.

        Company hereby waives presentment for payment, demand, protest and notice of dishonor and nonpayment of this Note and agrees that no obligation hereunder shall be discharged by reason of any extension, indulgence, release, or forbearance granted by any holder of this Note to any party now or hereafter liable hereon or any present or subsequent owner of any property, real or personal, which is now or hereafter security for this Note. Any transferees of, or endorser, guarantor or surety paying this Note in full may succeed to all rights of Bank, and Bank shall be under no further responsibility for the exercise thereof or the loan evidenced hereby. Nothing herein shall limit any right granted Bank by other instrument or by law.

        This Note shall be governed by and construed in accordance with the laws of the State of Michigan.

PAWNMART, INC.
By: Its:

EXHIBIT "B"
REQUEST FOR LOAN

        The undersigned authorized officer of PAWNMART, INC. ("Borrower") hereby submits this Request for Loan to COMERICA BANK ("Bank") pursuant to Section 2.2 of the Revolving Credit Agreement ("Agreement") dated August 30, 2002 between Company and Bank.

        Capitalized terms used herein and not defined to the contrary have meanings given them in the Agreement.

        Company: (a) requests an Advance under the Note in the amount of $                        to be made on                        , 200  , (b) certifies that all of the conditions for the Advance requested hereby under the Agreement, are satisfied as of the date hereof and shall be satisfied as of the date for the requested Advance, and (c) directs Bank to disburse proceeds of the Advance requested hereby as follows:

.1

        Executed as of this            day of                        , 200  .

PAWNMART, INC.
By: Its:

1
If request is made for the renewal or conversion of an existing Advance, identify Advance to be converted by Applicable Interest Rate and Interest Period.

        List of exhibits and schedules to Revolving Credit Agreement between PawnMart, Inc. and Comerica Bank dated August 30, 2002 which are not filed herewith:

Exhibit	Description
C	List of Locations
D	Pawn Ticket Formats
Schedule	Description
4.11	Material Agreements
6.4	Indebtedness

        The registrant will furnish supplementally a copy of any omitted exhibit or schedule to the Securities and Exchange Commission upon request.

REVOLVING NOTE

$4,500,000	Detroit, Michigan August 30, 2002

        FOR VALUE RECEIVED, on or before the Maturity Date, PAWNMART, INC., a Delaware corporation promises to pay to the order of Comerica Bank, a Michigan banking corporation ("Bank") at its main office at One Detroit Center, Detroit, Michigan, in lawful money of the United States of America so much of the principal sum of FOUR MILLION FIVE HUNDRED THOUSAND DOLLARS ($4,500,000) as shall have been advanced and then be outstanding hereunder and all the accrued and unpaid interest thereon.

        Capitalized terms used herein and not defined to the contrary have the meanings given them in the Revolving Credit Agreement of even date herewith between the undersigned and Bank ("Agreement") to which reference is hereby made.

        Interest on the Advances from time to time outstanding shall bear interest at the Applicable Interest Rate; provided, however, that in the event and so long as there shall exist an Event of Default, the principal balance from time to time outstanding shall bear interest at the rates provided in Section 2.5 of the Agreement. Interest shall be computed on the basis of a 360 day year and assessed for the actual number of days elapsed.

        This Note is note under which advances, repayments and readvances may be made subject to the terms and conditions of the Agreement. This Note evidences borrowing under, is subject to, is secured in accordance with, and may be matured under, the terms of the Agreement, to which reference is hereby made. As additional security for this Note, Company grants Bank a lien on all property and assets including deposits and other credits of the Company, at any time in possession or control of or owing by Bank for any purpose.

        Company hereby waives presentment for payment, demand, protest and notice of dishonor and nonpayment of this Note and agrees that no obligation hereunder shall be discharged by reason of any extension, indulgence, release, or forbearance granted by any holder of this Note to any party now or hereafter liable hereon or any present or subsequent owner of any property, real or personal, which is now or hereafter security for this Note. Any transferees of, or endorser, guarantor or surety paying this Note in full may succeed to all rights of Bank, and Bank shall be under no further responsibility for the exercise thereof or the loan evidenced hereby. Nothing herein shall limit any right granted Bank by other instrument or by law.

        This Note shall be governed by and construed in accordance with the laws of the State of Michigan.

PAWNMART, INC.
By: /s/ ROBERT W. SCHLEIZER Its: Executive Vice President and Chief Financial Officer

[LOGO]	Security Agreement (Pawnmart, Inc.) (Negotiable Collateral)

As of August 30, 2002, for value received, the undersigned ("Debtor") grants to COMERICA BANK, a Michigan banking corporation ("Bank"), whose address is 39200 Six Mile Road, Livonia, Michigan 48152, Attention: Commercial Loan Documentation, Mail Code 7578, a continuing security interest and lien (any pledge, assignment, security interest or other lien arising hereunder is sometimes referred to herein as a "security interest") in the Collateral (as defined below) to secure payment when due, whether by stated maturity, demand, acceleration or otherwise, of all existing and future indebtedness ("Indebtedness") to the Bank of Debtor. Indebtedness includes without limit any and all obligations or liabilities of the Debtor to the Bank, whether absolute or contingent, direct or indirect, voluntary or involuntary, liquidated or unliquidated, joint or several, known or unknown; any and all obligations or liabilities for which the Debtor would otherwise be liable to the Bank were it not for the invalidity or unenforceability of them by reason of any bankruptcy, insolvency or other law, or for any other reason; any and all amendments, modifications, renewals and/or extensions of any of the above; all costs incurred by Bank in establishing, determining, continuing, or defending the validity or priority of its security interest, or in pursuing its rights and remedies under this Agreement or under any other agreement between Bank and Debtor or in connection with any proceeding involving Bank as a result of any financial accommodation to Debtor; and all other costs of collecting Indebtedness, including without limit attorney fees. Debtor agrees to pay Bank all such costs incurred by the Bank, immediately upon demand, and until paid all costs shall bear interest at the highest per annum rate applicable to any of the Indebtedness, but not in excess of the maximum rate permitted by law. Any reference in this Agreement to attorney fees shall be deemed a reference to reasonable fees, costs, and expenses of both in-house and outside counsel and paralegals, whether or not a suit or action is instituted, and to court costs if a suit or action is instituted, and whether attorney fees or court costs are incurred at the trial court level, on appeal, in a bankruptcy, administrative or probate proceeding or otherwise. Debtor further covenants, agrees and represents as follows:

1.
Collateral shall mean all of the following property Debtor now or later owns or has an interest in, wherever located:

(a)
100% of the issued and outstanding shares of Sanders Morris Harris Group Inc. owned by Debtor;

(b)
all general intangibles (including without limit software) acquired or used in connection with the above,

(c)
all goods, instruments, documents, policies and certificates of insurance, deposits, money, investment property or other property (except real property which is not a fixture) which are now or later in possession or control of Bank, or as to which Bank now or later controls possession by documents or otherwise, and

(d)
all additions, attachments, accessions, parts, replacements, substitutions, renewals, interest, dividends, distributions, rights of any kind (including but not limited to stock splits, stock rights, voting and preferential rights; provided, however, that Debtor shall be entitled to exercise voting rights unless and until an Event of Default occurs), products, and proceeds of or pertaining to the above including, without limit, cash or other property which were proceeds and are recovered by a bankruptcy trustee or otherwise as a preferential transfer by Debtor.

  In the definition of Collateral, a reference to a type of collateral shall not be limited by a separate reference to a more specific or narrower type of that collateral.

2.
Warranties, Covenants and Agreements. Debtor warrants, covenants and agrees as follows:

2.1
Debtor shall furnish to Bank, in form and at intervals as Bank may request, any information Bank may reasonably request and allow Bank to examine, inspect, and copy any of Debtor's books and records. Debtor shall, at the request of Bank, mark its records and the Collateral to clearly indicate the security interest of Bank under this Agreement.

  2.2
  At the time any Collateral becomes, or is represented to be, subject to a security interest in favor of Bank, Debtor shall be deemed to have warranted that (a) Debtor is the lawful owner of the Collateral and has the right and authority to subject it to a security interest granted to Bank; (b) none of the Collateral is subject to any security interest other than that in favor of Bank; (c) there are no financing statements on file, other than in favor of Bank; (d) no person, other than Bank, has possession or control (as defined in the Uniform Commercial Code) of any Collateral of such nature that perfection of a security interest may be accomplished by control; and (e) Debtor acquired its rights in the Collateral in the ordinary course of its business.

  2.3
  Debtor will keep the Collateral free at all times from all claims, liens, security interests and encumbrances other than those in favor of Bank. Debtor will not, without the prior written consent of Bank, sell, transfer or lease, or permit to be sold, transferred or leased, any or all of the Collateral. Bank or its representatives may at all reasonable times inspect the Collateral and may enter upon all premises where the Collateral is kept or might be located.

  2.4
  Debtor will do all acts and will execute or cause to be executed all writings requested by Bank to establish, maintain and continue an exclusive perfected and first security interest of Bank in the Collateral. Debtor agrees that Bank has no obligation to acquire or perfect any lien on or security interest in any asset(s), whether realty or personalty, to secure payment of the Indebtedness, and Debtor is not relying upon assets in which the Bank may have a lien or security interest for payment of the Indebtedness.

  2.5
  Debtor will pay within the time that they can be paid without interest or penalty all taxes, assessments and similar charges which at any time are or may become a lien, charge, or encumbrance upon any Collateral, except to the extent contested in good faith and bonded in a manner satisfactory to Bank. If Debtor fails to pay any of these taxes, assessments, or other charges in the time provided above, Bank has the option (but not the obligation) to do so and Debtor agrees to repay all amounts so expended by Bank immediately upon demand, together with interest at the highest lawful default rate which could be charged by Bank on any Indebtedness.

  2.6
  Debtor will keep the Collateral in good condition and will protect it from loss, damage, or deterioration from any cause. Debtor has and will maintain at all times (a) with respect to the Collateral, insurance under an "all risk" policy against fire and other risks customarily insured against, and (b) public liability insurance and other insurance as may be required by law or reasonably required by Bank, all of which insurance shall be in amount, form and content, and written by companies as may be satisfactory to Bank, containing a lender's loss payable endorsement acceptable to Bank. Debtor will deliver to Bank immediately upon demand evidence satisfactory to Bank that the required insurance has been procured. If Debtor fails to maintain satisfactory insurance, Bank has the option (but not the obligation) to do so and Debtor agrees to repay all amounts so expended by Bank immediately upon demand, together with interest at the highest lawful default rate which could be charged by Bank on any Indebtedness.

  2.7
  Debtor at all times shall be in strict compliance with all applicable laws, including without limit any laws, ordinances, directives, orders, statutes, or regulations an object of which is to regulate or improve health, safety, or the environment ("Environmental Laws").

  2.8
  Section intentionally omitted.

  2.9
  If Bank, acting in its sole discretion, redelivers Collateral to Debtor or Debtor's designee for the purpose of (a) the ultimate sale or exchange thereof; or (b) presentation, collection, renewal, or registration of transfer thereof; or (c) loading, unloading, storing, shipping,

2

    transshipping, manufacturing, processing or otherwise dealing with it preliminary to sale or exchange; such redelivery shall be in trust for the benefit of Bank and shall not constitute a release of Bank's security interest in it or in the proceeds or products of it unless Bank specifically so agrees in writing. If Debtor requests any such redelivery, Debtor will deliver with such request a duly executed financing statement in form and substance satisfactory to Bank. Any proceeds of Collateral coming into Debtor's possession as a result of any such redelivery shall be held in trust for Bank and immediately delivered to Bank for application on the Indebtedness. Bank may (in its sole discretion) deliver any or all of the Collateral to Debtor, and such delivery by Bank shall discharge Bank from all liability or responsibility for such Collateral. Bank, at its option, may require delivery of any Collateral to Bank at any time with such endorsements or assignments of the Collateral as Bank may request.

  2.10
  At any time and without notice, Bank may (a) cause any or all of the Collateral to be transferred to its name or to the name of its nominees; (b) receive or collect by legal proceedings or otherwise all dividends, interest, principal payments and other sums and all other distributions at any time payable or receivable on account of the Collateral, and apply the same to the Indebtedness, the manner and distribution of the application to be in the sole discretion of Bank; (c) enter into any extension, subordination, reorganization, deposit, merger or consolidation agreement or any other agreement relating to or affecting the Collateral, and deposit or surrender control of the Collateral, and accept other property in exchange for the Collateral and hold or apply the property or money so received pursuant to this Agreement; and (d) take such actions in its own name or in Debtor's name as Bank, in its sole discretion, deems necessary or appropriate to establish exclusive control (as defined in the Uniform Commercial Code) over any Collateral of such nature that perfection of Bank's security interest may be accomplished by control.

  2.11
  Bank may assign any of the Indebtedness and deliver any or all of the Collateral to its assignee, who then shall have with respect to Collateral so delivered all the rights and powers of Bank under this Agreement, and after that Bank shall be fully discharged from all liability and responsibility with respect to Collateral so delivered.

  2.12
  Debtor shall defend, indemnify and hold harmless Bank, its employees, agents, shareholders, affiliates, officers, and directors from and against any and all claims, damages, fines, expenses, liabilities or causes of action of whatever kind, including without limit consultant fees, legal expenses, and attorney fees, suffered by any of them as a direct or indirect result of any actual or asserted violation of any law, including, without limit, Environmental Laws, or of any remediation relating to any property required by any law, including without limit Environmental Laws.

3.
Collection of Proceeds. Debtor agrees to collect and enforce payment of all Collateral until Bank shall direct Debtor to the contrary. Immediately upon notice to Debtor by Bank and at all times after that, Debtor agrees to fully and promptly cooperate and assist Bank in the collection and enforcement of all Collateral and to hold in trust for Bank all payments received in connection with Collateral and from the sale, lease or other disposition of any Collateral, all rights by way of suretyship or guaranty and all rights in the nature of a lien or security interest which Debtor now or later has regarding Collateral. Immediately upon and after such notice, Debtor agrees to (a) endorse to Bank and immediately deliver to Bank all payments received on Collateral or from the sale, lease or other disposition of any Collateral or arising from any other rights or interests of Debtor in the Collateral, in the form received by Debtor without commingling with any other funds, and (b) immediately deliver to Bank all property in Debtor's possession or later coming into Debtor's possession through enforcement of Debtor's rights or interests in the Collateral. Debtor irrevocably authorizes Bank or any Bank employee or agent to endorse the name of Debtor upon any checks or other items which are received in payment for any Collateral, and to do any and all

3

  things necessary in order to reduce these items to money. Bank shall have no duty as to the collection or protection of Collateral or the proceeds of it, nor as to the preservation of any related rights, beyond the use of reasonable care in the custody and preservation of Collateral in the possession of Bank. Debtor agrees to take all steps necessary to preserve rights against prior parties with respect to the Collateral. Nothing in this Section 3 shall be deemed a consent by Bank to any sale, lease or other disposition of any Collateral.

4.
Defaults, Enforcement and Application of Proceeds.

4.1
Upon the occurrence of any of the following events (each an "Event of Default"), Debtor shall be in default under this Agreement:

(a)
Any failure to pay the Indebtedness or any other indebtedness when due, or such portion of it as may be due, by acceleration or otherwise; or

(b)
Any failure or neglect to comply with, or breach of or default under, any term of this Agreement, or any other agreement or commitment between Debtor or any guarantor of any of the Indebtedness ("Guarantor") and Bank; or

(c)
Any warranty, representation, financial statement, or other information made, given or furnished to Bank by or on behalf of Debtor or any Guarantor shall be, or shall prove to have been, false or materially misleading when made, given, or furnished; or

(d)
Any loss, theft, substantial damage or destruction to or of any Collateral, or the issuance or filing of any attachment, levy, garnishment or the commencement of any proceeding in connection with any Collateral or of any other judicial process of, upon or in respect of Debtor, any Guarantor, or any Collateral; or

(e)
Sale or other disposition by Debtor or any Guarantor of any substantial portion of its assets or property or voluntary suspension of the transaction of business by Debtor or any Guarantor, or death, dissolution, termination of existence, merger, consolidation, insolvency, business failure, or assignment for the benefit of creditors of or by Debtor or any Guarantor; or commencement of any proceedings under any state or federal bankruptcy or insolvency laws or laws for the relief of debtors by or against Debtor or any Guarantor; or the appointment of a receiver, trustee, court appointee, sequestrator or otherwise, for all or any part of the property of Debtor or any Guarantor; or

(f)
Bank deems the margin of Collateral insufficient or itself insecure, in good faith believing that the prospect of payment of the Indebtedness or performance of this Agreement is impaired or shall fear deterioration, removal, or waste of Collateral; or

(g)
A default shall occur under any instrument, agreement or other document evidencing, securing or otherwise relating to any of the Indebtedness.

4.2
Upon the occurrence of any Event of Default, Bank may at its discretion and without prior notice to Debtor declare any or all of the Indebtedness to be immediately due and payable, and shall have and may exercise (subject to the limitations set forth in paragraph 7 below) any one or more of the following rights and remedies:

(a)
Exercise all the rights and remedies upon default, in foreclosure and otherwise, available to secured parties under the provisions of the Uniform Commercial Code and other applicable law;

(b)
Institute legal proceedings to foreclose upon the lien and security interest granted by this Agreement, to recover judgment for all amounts then due and owing as Indebtedness, and to collect the same out of any Collateral or the proceeds of any sale of it;

4

    (c)
    Institute legal proceedings for the sale, under the judgment or decree of any court of competent jurisdiction, of any and all of the Collateral; and/or

    (d)
    Personally or by agents, attorneys, or appointment of a receiver, enter upon any premises where Collateral may then be located, and take possession of all or any of it and/or render it unusable; and without being responsible for loss or damage to such Collateral, hold, operate, sell, lease, or dispose of all or any Collateral at one or more public or private sales, leasings or other dispositions, at places and times and on terms and conditions as Bank may deem fit, without any previous demand or advertisement; and except as provided in this Agreement, all notice of sale, lease or other disposition, and advertisement, and other notice or demand, any right or equity of redemption, and any obligation of a prospective purchaser or lessee to inquire as to the power and authority of Bank to sell, lease, or otherwise dispose of the Collateral or as to the application by Bank of the proceeds of sale or otherwise, which would otherwise be required by, or available to Debtor under, applicable law are expressly waived by Debtor to the fullest extent permitted.

    At any sale pursuant to this Section 4.2, whether under the power of sale, by virtue of judicial proceedings or otherwise, it shall not be necessary for Bank or a public officer under order of a court to have present physical or constructive possession of Collateral to be sold. The recitals contained in any conveyances and receipts made and given by Bank or the public officer to any purchaser at any sale made pursuant to this Agreement shall, to the extent permitted by applicable law, conclusively establish the truth and accuracy of the matters stated (including, without limit, as to the amounts of the principal of and interest on the Indebtedness, the accrual and nonpayment of it and advertisement and conduct of the sale); and all prerequisites to the sale shall be presumed to have been satisfied and performed. Upon any sale of any Collateral, the receipt of the officer making the sale under judicial proceedings or of Bank shall be sufficient discharge to the purchaser for the purchase money, and the purchaser shall not be obligated to see to the application of the money. Any sale of any Collateral under this Agreement shall be a perpetual bar against Debtor with respect to that Collateral. At any sale or other disposition of Collateral pursuant to this Section 4.2, Bank disclaims all warranties which would otherwise be given under the Uniform Commercial Code, including without limit a disclaimer of any warranty relating to title, possession, quiet enjoyment or the like, and Bank may communicate these disclaimers to a purchaser at such disposition. This disclaimer of warranties will not render the sale commercially unreasonable.

4.3
Debtor shall at the request of Bank, notify the account debtors or obligors of Bank's security interest in any Collateral and direct payment of it to Bank. Bank may, itself, upon the occurrence of any Event of Default so notify and direct any account debtor or obligor. At the request of Bank, whether or not an Event of Default shall have occurred, Debtor shall immediately take such actions as Bank shall request to establish exclusive control (as defined in the Uniform Commercial Code) by Bank over any Collateral which is of such a nature that perfection of a security interest may be accomplished by control.

4.4
The proceeds of any sale or other disposition of Collateral authorized by this Agreement shall be applied by Bank first upon all expenses authorized by the Uniform Commercial Code and all reasonable attorney fees and legal expenses incurred by Bank; the balance of the proceeds of the sale or other disposition shall be applied in the payment of the Indebtedness, first to interest, then to principal, then to remaining Indebtedness and the surplus, if any, shall be paid over to Debtor or to such other person(s) as may be entitled to it under applicable law. Debtor shall remain liable for any deficiency, which it shall pay to Bank immediately upon demand. Debtor agrees that Bank shall be under no obligation to accept any noncash proceeds in connection with any sale or disposition of Collateral unless failure to do so would be commercially unreasonable. If Bank

5

  agrees in its sole discretion to accept noncash proceeds (unless the failure to do so would be commercially unreasonable), Bank may ascribe any commercially reasonable value to such proceeds. Without limiting the foregoing, Bank may apply any discount factor in determining the present value of proceeds to be received in the future or may elect to apply proceeds to be received in the future only as and when such proceeds are actually received in cash by Bank.

4.5
Nothing in this Agreement is intended, nor shall it be construed, to preclude Bank from pursuing any other remedy provided by law for the collection of the Indebtedness or for the recovery of any other sum to which Bank may be entitled for the breach of this Agreement by Debtor. Nothing in this Agreement shall reduce or release in any way any rights or security interests of Bank contained in any existing agreement between Debtor or any Guarantor and Bank.

4.6
No waiver of default or consent to any act by Debtor shall be effective unless in writing and signed by an authorized officer of Bank. No waiver of any default or forbearance on the part of Bank in enforcing any of its rights under this Agreement shall operate as a waiver of any other default or of the same default on a future occasion or of any rights.

4.7
Debtor (a) irrevocably appoints Bank or any agent of Bank (which appointment is coupled with an interest) the true and lawful attorney of Debtor (with full power of substitution) in the name, place and stead of, and at the expense of, Debtor and (b) authorizes Bank or any agent of Bank, in its own name, at Debtor's expense, to do any of the following, as Bank, in its sole discretion, deems appropriate:
(i)
to demand, receive, sue for, and give receipts or acquittances for any moneys due or to become due on any Collateral (including without limit to draft against Collateral) and to endorse any item representing any payment on or proceeds of the Collateral;

(ii)
to execute and file in the name of and on behalf of Debtor all financing statements or other filings deemed necessary or desirable by Bank to evidence, perfect, or continue the security interests granted in this Agreement;

(iii)
upon the occurrence of an Event of Default, to execute in the name of and on behalf of Debtor any and all stock or bond assignment forms or comparable instruments as Bank in its sole discretion deems necessary to sell or transfer any of the Collateral to any person or to otherwise liquidate or dispose of any of the Collateral;

(iv)
upon the occurrence of an Event of Default, to take such other action in the name of and on behalf of Debtor as Bank deems necessary in its sole discretion to sell or transfer any of the Collateral to any person or to otherwise liquidate or dispose of any of the Collateral; and

(v)
to do and perform any act on behalf of Debtor permitted or required under this Agreement.
4.8
Upon the occurrence of an Event of Default, Debtor also agrees, upon request of Bank, to assemble the Collateral and make it available to Bank at any place designated by Bank which is reasonably convenient to Bank and Debtor.

4.9
The following shall be the basis for any finder of fact's determination of the value of any Collateral which is the subject matter of a disposition giving rise to a calculation of any surplus or deficiency under Section 9.615(f) of the Uniform Commercial Code (as in effect on or after July 1, 2001): (a) the Collateral which is the subject matter of the disposition shall be valued in an "as is" condition as of the date of the disposition, without any assumption or expectation that such Collateral will be repaired or improved in any manner; (b) the valuation shall be based upon an assumption that the transferee of such Collateral desires a resale of the Collateral for cash promptly (but no later than 30 days) following the disposition; (c) all reasonable closing costs customarily borne by the seller in commercial sales transactions relating to property similar to such Collateral shall be deducted including, without limitation, brokerage commissions, tax prorations, attorneys' fees, whether inside or outside counsel is used, and marketing costs; (d) the value of the

6

  Collateral which is the subject matter of the disposition shall be further discounted to account for any estimated holding costs associated with maintaining such Collateral pending sale (to the extent not accounted for in (c) above), and other maintenance, operational and ownership expenses; and (e) any expert opinion testimony given or considered in connection with a determination of the value of such Collateral must be given by persons having at least 5 years experience in appraising property similar to the Collateral and who have conducted and prepared a complete written appraisal of such Collateral taking into consideration the factors set forth above. The "value" of any such Collateral shall be a factor in determining the amount of proceeds which would have been realized in a disposition to a transferee other than a secured party, a person related to a secured party or a secondary obligor under Section 9-615(f).

5.
Miscellaneous.
5.1
Until Bank is advised in writing by Debtor to the contrary, all notices, requests and demands required under this Agreement or by law shall be given to, or made upon, Debtor at the first address indicated in Section 5.14 below.

5.2
Debtor will give Bank not less than 90 days prior written notice of all contemplated changes in Debtor's name, location, chief executive office, principal place of business, and/or location of any Collateral, but the giving of this notice shall not cure any Event of Default caused by this change.

5.3
Bank assumes no duty of performance or other responsibility under any contracts contained within the Collateral.

5.4
Bank has the right to sell, assign, transfer, negotiate or grant participations or any interest in, any or all of the Indebtedness and any related obligations, including without limit this Agreement. In connection with the above, but without limiting its ability to make other disclosures to the full extent allowable, Bank may disclose all documents and information which Bank now or later has relating to Debtor, the Indebtedness or this Agreement, however obtained. Debtor further agrees that Bank may provide information relating to this Agreement or relating to Debtor to the Bank's parent, affiliates, subsidiaries, and service providers.

5.5
In addition to Bank's other rights, any indebtedness owing from Bank to Debtor can be set off and applied by Bank on any Indebtedness at any time(s) either before or after maturity or demand without notice to anyone. Any such action shall not constitute an acceptance of collateral in discharge of the Indebtedness.

5.6
Debtor, to the extent not expressly prohibited by applicable law, waives any right to require the Bank to: (a) proceed against any person or property; (b) give notice of the terms, time and place of any public or private sale of personal property security held from any person, or otherwise comply with the provisions of Sections 9-611 or 9-621 of the Uniform Commercial Code; or (c) pursue any other remedy in the Bank's power. Debtor waives notice of acceptance of this Agreement and presentment, demand, protest, notice of protest, dishonor, notice of dishonor, notice of default, notice of intent to accelerate or demand payment of any Indebtedness, any and all other notices to which the undersigned might otherwise be entitled, and diligence in collecting any Indebtedness, and agree(s) that the Bank may, once or any number of times, modify the terms of any Indebtedness, compromise, extend, increase, accelerate, renew or forbear to enforce payment of any or all Indebtedness, all without notice to Debtor and without affecting in any manner the unconditional obligation of Debtor under this Agreement. Debtor unconditionally and irrevocably waives each and every defense and setoff of any nature which, under principles of guaranty or otherwise, would operate to impair or diminish in any way the obligation of Debtor under this Agreement, and acknowledges that such waiver is by this reference incorporated into each security agreement, collateral assignment, pledge and/or other document from Debtor now or later securing the

7

    Indebtedness, and acknowledges that as of the date of this Agreement no such defense or setoff exists.

  5.7
  In the event that applicable law shall obligate Bank to give prior notice to Debtor of any action to be taken under this Agreement, Debtor agrees that a written notice given to Debtor at least ten days before the date of the act shall be reasonable notice of the act and, specifically, reasonable notification of the time and place of any public sale or of the time after which any private sale, lease, or other disposition is to be made, unless a shorter notice period is reasonable under the circumstances. A notice shall be deemed to be given under this Agreement when delivered to Debtor or when placed in an envelope addressed to Debtor and deposited, with postage prepaid, in a post office or official depository under the exclusive care and custody of the United States Postal Service or delivered to an overnight courier. The mailing shall be by overnight courier, certified, or first class mail.

  5.8
  Notwithstanding any prior revocation, termination, surrender, or discharge of this Agreement in whole or in part, the effectiveness of this Agreement shall automatically continue or be reinstated in the event that any payment received or credit given by Bank in respect of the Indebtedness is returned, disgorged, or rescinded under any applicable law, including, without limitation, bankruptcy or insolvency laws, in which case this Agreement, shall be enforceable against Debtor as if the returned, disgorged, or rescinded payment or credit had not been received or given by Bank, and whether or not Bank relied upon this payment or credit or changed its position as a consequence of it. In the event of continuation or reinstatement of this Agreement, Debtor agrees upon demand by Bank to execute and deliver to Bank those documents which Bank determines are appropriate to further evidence (in the public records or otherwise) this continuation or reinstatement, although the failure of Debtor to do so shall not affect in any way the reinstatement or continuation.

  5.9
  This Agreement and all the rights and remedies of Bank under this Agreement shall inure to the benefit of Bank's successors and assigns and to any other holder who derives from Bank title to or an interest in the Indebtedness or any portion of it, and shall bind Debtor and the heirs, legal representatives, successors, and assigns of Debtor. Nothing in this Section 5.9 is deemed a consent by Bank to any assignment by Debtor.

  5.10
  If there is more than one Debtor, all undertakings, warranties and covenants made by Debtor and all rights, powers and authorities given to or conferred upon Bank are made or given jointly and severally.

  5.11
  Except as otherwise provided in this Agreement, all terms in this Agreement have the meanings assigned to them in Article 9 (or, absent definition in Article 9, in any other Article) of the Uniform Commercial Code, as those meanings may be amended, revised or replaced from time to time. "Uniform Commercial Code" means Act No. 174 of the Michigan Public Acts of 1962, as amended, revised or replaced from time to time, including without limit as amended by Act No. 348 of the Michigan Public Acts of 2000. Notwithstanding the foregoing, the parties intend that the terms used herein which are defined in the Uniform Commercial Code have, at all times, the broadest and most inclusive meanings possible. Accordingly, if the Uniform Commercial Code shall in the future be amended or held by a court to define any term used herein more broadly or inclusively than the Uniform Commercial Code in effect on the date of this Agreement, then such term, as used herein, shall be given such broadened meaning. If the Uniform Commercial Code shall in the future be amended or held by a court to define any term used herein more narrowly, or less inclusively, than the Uniform Commercial Code in effect on the date of this Agreement, such amendment or holding shall be disregarded in defining terms used in this Agreement.

8

  5.12
  No single or partial exercise, or delay in the exercise, of any right or power under this Agreement, shall preclude other or further exercise of the rights and powers under this Agreement. The unenforceability of any provision of this Agreement shall not affect the enforceability of the remainder of this Agreement. This Agreement constitutes the entire agreement of Debtor and Bank with respect to the subject matter of this Agreement. No amendment or modification of this Agreement shall be effective unless the same shall be in writing and signed by Debtor and an authorized officer of Bank. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Michigan, without regard to conflict of laws principles.

  5.13
  To the extent that any of the Indebtedness is payable upon demand, nothing contained in this Agreement shall modify the terms and conditions of that Indebtedness nor shall anything contained in this Agreement prevent Bank from making demand, without notice and with or without reason, for immediate payment of any or all of that Indebtedness at any time(s), whether or not an Event of Default has occurred.

  5.14
  Debtor represents and warrants that Debtor's exact name is the name set forth in this Agreement. Debtor further represents and warrants the following and agrees that Debtor is, and at all times shall be, located in the following place [mark applicable provision]:

  __
  Debtor is an individual, and Debtor is located (as determined pursuant to the Uniform Commercial Code) at Debtor's principal residence which is (street address, state and county or parish): ___________ ___.

  X
  Debtor is a registered organization which is organized under the laws of one of the states comprising the United States (e.g. corporation, limited partnership, registered limited liability partnership or limited liability company), and Debtor is located (as determined pursuant to the Uniform Commercial Code) in the state under the laws of which it was organized, which is (street address, state and county or parish): 2175 Old Concord Road SE, Smyrna, Cobb County, Georgia 30080-1376.

  __
  Debtor is a domestic organization which is not a registered organization under the laws of the United States or any state thereof (e.g. general partnership, joint venture, trust, estate or association), and Debtor is located (as determined pursuant to the Uniform Commercial Code) at its sole place of business or, if it has more than one place of business, at its chief executive office, which is (street address, state and county or parish): ______________.

  __
  Debtor is a registered organization organized under the laws of the United States, and Debtor is located in the state that United States law designates as its location or, if United States law authorizes the Debtor to designate the state for its location, the state designated by Debtor, or if neither of the foregoing are applicable, at the District of Columbia. Debtor is located (as determined pursuant to the Uniform Commercial Code) at (street address, state and county or parish): ______________.

  __
  Debtor is a foreign individual or foreign organization or a branch or agency of a bank that is not organized under the laws of the United States or a state thereof. Debtor is located (as determined pursuant to the Uniform Commercial Code) at: ______________.

If Collateral is located at other than the address specified above, such Collateral is located and shall be maintained at:

Street Address
City, State, Zip Code, County

9

Collateral shall be maintained only at the locations identified in this Section 5.14.

  5.15
  A carbon, photographic or other reproduction of this Agreement shall be sufficient as a financing statement under the Uniform Commercial Code and may be filed by Bank in any filing office.

  5.16
  This Agreement shall be terminated only by the filing of a termination statement in accordance with the applicable provisions of the Uniform Commercial Code, but the obligations contained in Section 2.12 of this Agreement shall survive termination.

6.
DEBTOR AND BANK ACKNOWLEDGE THAT THE RIGHT TO TRIAL BY JURY IS A CONSTITUTIONAL ONE, BUT THAT IT MAY BE WAIVED. EACH PARTY, AFTER CONSULTING (OR HAVING HAD THE OPPORTUNITY TO CONSULT) WITH COUNSEL OF THEIR CHOICE, KNOWINGLY AND VOLUNTARILY, AND FOR THEIR MUTUAL BENEFIT WAIVES ANY RIGHT TO TRIAL BY JURY IN THE EVENT OF LITIGATION REGARDING THE PERFORMANCE OR ENFORCEMENT OF, OR IN ANY WAY RELATED TO, THIS AGREEMENT OR THE INDEBTEDNESS.

7.
Special Provisions Applicable to this Agreement. Notwithstanding anything to the contrary contained herein, the proceeds of any sale of the Collateral hereunder which may be applied toward satisfaction of Indebtedness shall be limited to One Million Dollars ($1,000,000) (the "Maximum Amount"). All payments received in connection with the Collateral and from the sale, transfer or other disposition of any of the Collateral shall be applied by Bank toward satisfaction of the obligations of Debtor to Bank as follows: (i) with respect to the first $500,000 received from the sale, transfer or other disposition of the Collateral, 100% of the proceeds shall be applied toward a mandatory reduction of the Indebtedness and (ii) with respect to the next $1,000,000 received from the sale, transfer or other disposition of the Collateral, 50% of the proceeds shall be applied toward a mandatory reduction of the Indebtedness.

  Upon the occurrence of any Event of Default, Debtor shall have thirty (30) days (the "Standstill Period") to sell or arrange for the sale of a portion of the Collateral, sufficient to generate net proceeds from such sale equal to the Maximum Amount, on the Bank's behalf in order to satisfy the obligations of Debtor hereunder to the Bank. Notwithstanding anything to the contrary in Article 4 above, Bank shall not sell Collateral, in whole or part, unless, upon expiration of the Standstill Period, Bank has not been paid the Maximum Amount from proceeds of sales arranged by Debtor.

  Bank agrees to terminate this Security Agreement and any related UCC Financing Statement(s) upon satisfaction of all of the following conditions:

  (1)
  The Revolving Note in the face amount of $4,500,000 of even date herewith by Debtor to the order of Bank is replaced with a Revolving Note in the face amount of $3,500,000 made by Debtor to the order of Bank, in form and content satisfactory to Bank;

  (2)
  No Event of Default shall have occurred and be continuing under the Revolving Credit Agreement of even date herewith between Debtor and Bank (the "Credit Agreement") and the Documents (as defined in the Credit Agreement); and

  (3)
  The Borrowing Base Amount and the Commitment Amount (as such terms are defined in the Credit Agreement) are each permanently reduced by One Million Dollars ($1,000,000).

PAWNMART, INC., a Delaware corporation
By: /s/ ROBERT W. SCHLEIZER Its: Executive Vice President and Chief Financial Officer

10

[LOGO]	Security Agreement (Pawnmart, Inc.) (Negotiable Collateral)

As of August 30, 2002, for value received, the undersigned ("Debtor") grants to COMERICA BANK, a Michigan banking corporation ("Bank"), whose address is 39200 Six Mile Road, Livonia, Michigan 48152, Attention: Commercial Loan Documentation, Mail Code 7578, a continuing security interest and lien (any pledge, assignment, security interest or other lien arising hereunder is sometimes referred to herein as a "security interest") in the Collateral (as defined below) to secure payment when due, whether by stated maturity, demand, acceleration or otherwise, of all existing and future indebtedness ("Indebtedness") to the Bank of Pawnmart, Inc. ("Borrower") and/or Debtor. Indebtedness includes without limit any and all obligations or liabilities of the Borrower and/or Debtor to the Bank, whether absolute or contingent, direct or indirect, voluntary or involuntary, liquidated or unliquidated, joint or several, known or unknown; any and all obligations or liabilities for which the Borrower and/or Debtor would otherwise be liable to the Bank were it not for the invalidity or unenforceability of them by reason of any bankruptcy, insolvency or other law, or for any other reason; any and all amendments, modifications, renewals and/or extensions of any of the above; all costs incurred by Bank in establishing, determining, continuing, or defending the validity or priority of its security interest, or in pursuing its rights and remedies under this Agreement or under any other agreement between Bank, Borrower and/or Debtor or in connection with any proceeding involving Bank as a result of any financial accommodation to Borrower or Debtor; and all other costs of collecting Indebtedness, including without limit attorney fees. Debtor agrees to pay Bank all such costs incurred by the Bank, immediately upon demand, and until paid all costs shall bear interest at the highest per annum rate applicable to any of the Indebtedness, but not in excess of the maximum rate permitted by law. Any reference in this Agreement to attorney fees shall be deemed a reference to reasonable fees, costs, and expenses of both in-house and outside counsel and paralegals, whether or not a suit or action is instituted, and to court costs if a suit or action is instituted, and whether attorney fees or court costs are incurred at the trial court level, on appeal, in a bankruptcy, administrative or probate proceeding or otherwise. Debtor further covenants, agrees and represents as follows:

1.
Collateral shall mean all of the following property Debtor now or later owns or has an interest in, wherever located:

(a)
100% of the issued and outstanding shares of Sanders Morris Harris Group Inc. owned by Debtor;

(b)
all general intangibles (including without limit software) acquired or used in connection with the above,

(c)
all goods, instruments, documents, policies and certificates of insurance, deposits, money, investment property or other property (except real property which is not a fixture) which are now or later in possession or control of Bank, or as to which Bank now or later controls possession by documents or otherwise, and

(d)
all additions, attachments, accessions, parts, replacements, substitutions, renewals, interest, dividends, distributions, rights of any kind (including but not limited to stock splits, stock rights, voting and preferential rights; provided, however, that Debtor shall be entitled to exercise voting rights unless and until an Event of Default occurs), products, and proceeds of or pertaining to the above including, without limit, cash or other property which were proceeds and are recovered by a bankruptcy trustee or otherwise as a preferential transfer by Debtor.

  In the definition of Collateral, a reference to a type of collateral shall not be limited by a separate reference to a more specific or narrower type of that collateral.

2.
Warranties, Covenants and Agreements. Debtor warrants, covenants and agrees as follows:

2.1
Debtor shall furnish to Bank, in form and at intervals as Bank may request, any information Bank may reasonably request and allow Bank to examine, inspect, and copy any of Debtor's books and records. Debtor shall, at the request of Bank, mark its records and the Collateral to clearly indicate the security interest of Bank under this Agreement.

  2.2
  At the time any Collateral becomes, or is represented to be, subject to a security interest in favor of Bank, Debtor shall be deemed to have warranted that (a) Debtor is the lawful owner of the Collateral and has the right and authority to subject it to a security interest granted to Bank; (b) none of the Collateral is subject to any security interest other than that in favor of Bank; (c) there are no financing statements on file, other than in favor of Bank; (d) no person, other than Bank, has possession or control (as defined in the Uniform Commercial Code) of any Collateral of such nature that perfection of a security interest may be accomplished by control; and (e) Debtor acquired its rights in the Collateral in the ordinary course of its business.

  2.3
  Debtor will keep the Collateral free at all times from all claims, liens, security interests and encumbrances other than those in favor of Bank. Debtor will not, without the prior written consent of Bank, sell, transfer or lease, or permit to be sold, transferred or leased, any or all of the Collateral. Bank or its representatives may at all reasonable times inspect the Collateral and may enter upon all premises where the Collateral is kept or might be located.

  2.4
  Debtor will do all acts and will execute or cause to be executed all writings requested by Bank to establish, maintain and continue an exclusive perfected and first security interest of Bank in the Collateral. Debtor agrees that Bank has no obligation to acquire or perfect any lien on or security interest in any asset(s), whether realty or personalty, to secure payment of the Indebtedness, and Debtor is not relying upon assets in which the Bank may have a lien or security interest for payment of the Indebtedness.

  2.5
  Debtor will pay within the time that they can be paid without interest or penalty all taxes, assessments and similar charges which at any time are or may become a lien, charge, or encumbrance upon any Collateral, except to the extent contested in good faith and bonded in a manner satisfactory to Bank. If Debtor fails to pay any of these taxes, assessments, or other charges in the time provided above, Bank has the option (but not the obligation) to do so and Debtor agrees to repay all amounts so expended by Bank immediately upon demand, together with interest at the highest lawful default rate which could be charged by Bank on any Indebtedness.

  2.6
  Debtor will keep the Collateral in good condition and will protect it from loss, damage, or deterioration from any cause. Debtor has and will maintain at all times (a) with respect to the Collateral, insurance under an "all risk" policy against fire and other risks customarily insured against, and (b) public liability insurance and other insurance as may be required by law or reasonably required by Bank, all of which insurance shall be in amount, form and content, and written by companies as may be satisfactory to Bank, containing a lender's loss payable endorsement acceptable to Bank. Debtor will deliver to Bank immediately upon demand evidence satisfactory to Bank that the required insurance has been procured. If Debtor fails to maintain satisfactory insurance, Bank has the option (but not the obligation) to do so and Debtor agrees to repay all amounts so expended by Bank immediately upon demand, together with interest at the highest lawful default rate which could be charged by Bank on any Indebtedness.

  2.7
  Debtor at all times shall be in strict compliance with all applicable laws, including without limit any laws, ordinances, directives, orders, statutes, or regulations an object of which is to regulate or improve health, safety, or the environment ("Environmental Laws").

  2.8
  Section intentionally omitted.

2

  2.9
  If Bank, acting in its sole discretion, redelivers Collateral to Debtor or Debtor's designee for the purpose of (a) the ultimate sale or exchange thereof; or (b) presentation, collection, renewal, or registration of transfer thereof; or (c) loading, unloading, storing, shipping, transshipping, manufacturing, processing or otherwise dealing with it preliminary to sale or exchange; such redelivery shall be in trust for the benefit of Bank and shall not constitute a release of Bank's security interest in it or in the proceeds or products of it unless Bank specifically so agrees in writing. If Debtor requests any such redelivery, Debtor will deliver with such request a duly executed financing statement in form and substance satisfactory to Bank. Any proceeds of Collateral coming into Debtor's possession as a result of any such redelivery shall be held in trust for Bank and immediately delivered to Bank for application on the Indebtedness. Bank may (in its sole discretion) deliver any or all of the Collateral to Debtor, and such delivery by Bank shall discharge Bank from all liability or responsibility for such Collateral. Bank, at its option, may require delivery of any Collateral to Bank at any time with such endorsements or assignments of the Collateral as Bank may request.

  2.10
  At any time and without notice, Bank may (a) cause any or all of the Collateral to be transferred to its name or to the name of its nominees; (b) receive or collect by legal proceedings or otherwise all dividends, interest, principal payments and other sums and all other distributions at any time payable or receivable on account of the Collateral, and apply the same to the Indebtedness, the manner and distribution of the application to be in the sole discretion of Bank; (c) enter into any extension, subordination, reorganization, deposit, merger or consolidation agreement or any other agreement relating to or affecting the Collateral, and deposit or surrender control of the Collateral, and accept other property in exchange for the Collateral and hold or apply the property or money so received pursuant to this Agreement; and (d) take such actions in its own name or in Debtor's name as Bank, in its sole discretion, deems necessary or appropriate to establish exclusive control (as defined in the Uniform Commercial Code) over any Collateral of such nature that perfection of Bank's security interest may be accomplished by control.

  2.11
  Bank may assign any of the Indebtedness and deliver any or all of the Collateral to its assignee, who then shall have with respect to Collateral so delivered all the rights and powers of Bank under this Agreement, and after that Bank shall be fully discharged from all liability and responsibility with respect to Collateral so delivered.

  2.12
  Debtor shall defend, indemnify and hold harmless Bank, its employees, agents, shareholders, affiliates, officers, and directors from and against any and all claims, damages, fines, expenses, liabilities or causes of action of whatever kind, including without limit consultant fees, legal expenses, and attorney fees, suffered by any of them as a direct or indirect result of any actual or asserted violation of any law, including, without limit, Environmental Laws, or of any remediation relating to any property required by any law, including without limit Environmental Laws.

3.
Collection of Proceeds. Debtor agrees to collect and enforce payment of all Collateral until Bank shall direct Debtor to the contrary. Immediately upon notice to Debtor by Bank and at all times after that, Debtor agrees to fully and promptly cooperate and assist Bank in the collection and enforcement of all Collateral and to hold in trust for Bank all payments received in connection with Collateral and from the sale, lease or other disposition of any Collateral, all rights by way of suretyship or guaranty and all rights in the nature of a lien or security interest which Debtor now or later has regarding Collateral. Immediately upon and after such notice, Debtor agrees to (a) endorse to Bank and immediately deliver to Bank all payments received on Collateral or from the sale, lease or other disposition of any Collateral or arising from any other rights or interests of Debtor in the Collateral, in the form received by Debtor without commingling with any other funds, and (b) immediately deliver to Bank all property in Debtor's possession or later coming into

3

  Debtor's possession through enforcement of Debtor's rights or interests in the Collateral. Debtor irrevocably authorizes Bank or any Bank employee or agent to endorse the name of Debtor upon any checks or other items which are received in payment for any Collateral, and to do any and all things necessary in order to reduce these items to money. Bank shall have no duty as to the collection or protection of Collateral or the proceeds of it, nor as to the preservation of any related rights, beyond the use of reasonable care in the custody and preservation of Collateral in the possession of Bank. Debtor agrees to take all steps necessary to preserve rights against prior parties with respect to the Collateral. Nothing in this Section 3 shall be deemed a consent by Bank to any sale, lease or other disposition of any Collateral.

4.
Defaults, Enforcement and Application of Proceeds.

4.1
Upon the occurrence of any of the following events (each an "Event of Default"), Debtor shall be in default under this Agreement:

(a)
Any failure to pay the Indebtedness or any other indebtedness when due, or such portion of it as may be due, by acceleration or otherwise; or

(b)
Any failure or neglect to comply with, or breach of or default under, any term of this Agreement, or any other agreement or commitment between Borrower, Debtor or any guarantor of any of the Indebtedness ("Guarantor") and Bank; or

(c)
Any warranty, representation, financial statement, or other information made, given or furnished to Bank by or on behalf of Borrower, Debtor or any Guarantor shall be, or shall prove to have been, false or materially misleading when made, given, or furnished; or

(d)
Any loss, theft, substantial damage or destruction to or of any Collateral, or the issuance or filing of any attachment, levy, garnishment or the commencement of any proceeding in connection with any Collateral or of any other judicial process of, upon or in respect of Borrower, Debtor, any Guarantor, or any Collateral; or

(e)
Sale or other disposition by Borrower, Debtor or any Guarantor of any substantial portion of its assets or property or voluntary suspension of the transaction of business by Borrower, Debtor or any Guarantor, or death, dissolution, termination of existence, merger, consolidation, insolvency, business failure, or assignment for the benefit of creditors of or by Borrower, Debtor or any Guarantor; or commencement of any proceedings under any state or federal bankruptcy or insolvency laws or laws for the relief of debtors by or against Borrower, Debtor or any Guarantor; or the appointment of a receiver, trustee, court appointee, sequestrator or otherwise, for all or any part of the property of Borrower, Debtor or any Guarantor; or

(f)
Bank deems the margin of Collateral insufficient or itself insecure, in good faith believing that the prospect of payment of the Indebtedness or performance of this Agreement is impaired or shall fear deterioration, removal, or waste of Collateral; or

(g)
A default shall occur under any instrument, agreement or other document evidencing, securing or otherwise relating to any of the Indebtedness.
4.2
Upon the occurrence of any Event of Default, Bank may at its discretion and without prior notice to Debtor declare any or all of the Indebtedness to be immediately due and payable, and shall have and may exercise (subject to the limitations set forth in paragraph 7 below) any one or more of the following rights and remedies:

(a)
Exercise all the rights and remedies upon default, in foreclosure and otherwise, available to secured parties under the provisions of the Uniform Commercial Code and other applicable law;

4

    (b)
    Institute legal proceedings to foreclose upon the lien and security interest granted by this Agreement, to recover judgment for all amounts then due and owing as Indebtedness, and to collect the same out of any Collateral or the proceeds of any sale of it;

    (c)
    Institute legal proceedings for the sale, under the judgment or decree of any court of competent jurisdiction, of any and all of the Collateral; and/or

    (d)
    Personally or by agents, attorneys, or appointment of a receiver, enter upon any premises where Collateral may then be located, and take possession of all or any of it and/or render it unusable; and without being responsible for loss or damage to such Collateral, hold, operate, sell, lease, or dispose of all or any Collateral at one or more public or private sales, leasings or other dispositions, at places and times and on terms and conditions as Bank may deem fit, without any previous demand or advertisement; and except as provided in this Agreement, all notice of sale, lease or other disposition, and advertisement, and other notice or demand, any right or equity of redemption, and any obligation of a prospective purchaser or lessee to inquire as to the power and authority of Bank to sell, lease, or otherwise dispose of the Collateral or as to the application by Bank of the proceeds of sale or otherwise, which would otherwise be required by, or available to Debtor under, applicable law are expressly waived by Debtor to the fullest extent permitted.

    At any sale pursuant to this Section 4.2, whether under the power of sale, by virtue of judicial proceedings or otherwise, it shall not be necessary for Bank or a public officer under order of a court to have present physical or constructive possession of Collateral to be sold. The recitals contained in any conveyances and receipts made and given by Bank or the public officer to any purchaser at any sale made pursuant to this Agreement shall, to the extent permitted by applicable law, conclusively establish the truth and accuracy of the matters stated (including, without limit, as to the amounts of the principal of and interest on the Indebtedness, the accrual and nonpayment of it and advertisement and conduct of the sale); and all prerequisites to the sale shall be presumed to have been satisfied and performed. Upon any sale of any Collateral, the receipt of the officer making the sale under judicial proceedings or of Bank shall be sufficient discharge to the purchaser for the purchase money, and the purchaser shall not be obligated to see to the application of the money. Any sale of any Collateral under this Agreement shall be a perpetual bar against Debtor with respect to that Collateral. At any sale or other disposition of Collateral pursuant to this Section 4.2, Bank disclaims all warranties which would otherwise be given under the Uniform Commercial Code, including without limit a disclaimer of any warranty relating to title, possession, quiet enjoyment or the like, and Bank may communicate these disclaimers to a purchaser at such disposition. This disclaimer of warranties will not render the sale commercially unreasonable.

4.3
Debtor shall at the request of Bank, notify the account debtors or obligors of Bank's security interest in any Collateral and direct payment of it to Bank. Bank may, itself, upon the occurrence of any Event of Default so notify and direct any account debtor or obligor. At the request of Bank, whether or not an Event of Default shall have occurred, Debtor shall immediately take such actions as Bank shall request to establish exclusive control (as defined in the Uniform Commercial Code) by Bank over any Collateral which is of such a nature that perfection of a security interest may be accomplished by control.

4.4
The proceeds of any sale or other disposition of Collateral authorized by this Agreement shall be applied by Bank first upon all expenses authorized by the Uniform Commercial Code and all reasonable attorney fees and legal expenses incurred by Bank; the balance of the proceeds of the sale or other disposition shall be applied in the payment of the Indebtedness, first to interest, then to principal, then to remaining Indebtedness and the surplus, if any, shall be paid over to Debtor

5

  or to such other person(s) as may be entitled to it under applicable law. Debtor shall remain liable for any deficiency, which it shall pay to Bank immediately upon demand. Debtor agrees that Bank shall be under no obligation to accept any noncash proceeds in connection with any sale or disposition of Collateral unless failure to do so would be commercially unreasonable. If Bank agrees in its sole discretion to accept noncash proceeds (unless the failure to do so would be commercially unreasonable), Bank may ascribe any commercially reasonable value to such proceeds. Without limiting the foregoing, Bank may apply any discount factor in determining the present value of proceeds to be received in the future or may elect to apply proceeds to be received in the future only as and when such proceeds are actually received in cash by Bank.

4.5
Nothing in this Agreement is intended, nor shall it be construed, to preclude Bank from pursuing any other remedy provided by law for the collection of the Indebtedness or for the recovery of any other sum to which Bank may be entitled for the breach of this Agreement by Debtor. Nothing in this Agreement shall reduce or release in any way any rights or security interests of Bank contained in any existing agreement between Debtor or any Guarantor and Bank.

4.6
No waiver of default or consent to any act by Debtor shall be effective unless in writing and signed by an authorized officer of Bank. No waiver of any default or forbearance on the part of Bank in enforcing any of its rights under this Agreement shall operate as a waiver of any other default or of the same default on a future occasion or of any rights.

4.7
Debtor (a) irrevocably appoints Bank or any agent of Bank (which appointment is coupled with an interest) the true and lawful attorney of Debtor (with full power of substitution) in the name, place and stead of, and at the expense of, Debtor and (b) authorizes Bank or any agent of Bank, in its own name, at Debtor's expense, to do any of the following, as Bank, in its sole discretion, deems appropriate:

(i)
to demand, receive, sue for, and give receipts or acquittances for any moneys due or to become due on any Collateral (including without limit to draft against Collateral) and to endorse any item representing any payment on or proceeds of the Collateral;

(ii)
to execute and file in the name of and on behalf of Debtor all financing statements or other filings deemed necessary or desirable by Bank to evidence, perfect, or continue the security interests granted in this Agreement;

(iii)
upon the occurrence of an Event of Default, to execute in the name of and on behalf of Debtor any and all stock or bond assignment forms or comparable instruments as Bank in its sole discretion deems necessary to sell or transfer any of the Collateral to any person or to otherwise liquidate or dispose of any of the Collateral;

(iv)
upon the occurrence of an Event of Default, to take such other action in the name of and on behalf of Debtor as Bank deems necessary in its sole discretion to sell or transfer any of the Collateral to any person or to otherwise liquidate or dispose of any of the Collateral; and

(v)
to do and perform any act on behalf of Debtor permitted or required under this Agreement.

4.8
Upon the occurrence of an Event of Default, Debtor also agrees, upon request of Bank, to assemble the Collateral and make it available to Bank at any place designated by Bank which is reasonably convenient to Bank and Debtor.

4.9
The following shall be the basis for any finder of fact's determination of the value of any Collateral which is the subject matter of a disposition giving rise to a calculation of any surplus or deficiency under Section 9.615(f) of the Uniform Commercial Code (as in effect on or after July 1, 2001): (a) the Collateral which is the subject matter of the disposition shall be valued in an "as is" condition as of the date of the disposition, without any assumption or expectation that such Collateral will be repaired or improved in any manner; (b) the valuation shall be based upon an

6

  assumption that the transferee of such Collateral desires a resale of the Collateral for cash promptly (but no later than 30 days) following the disposition; (c) all reasonable closing costs customarily borne by the seller in commercial sales transactions relating to property similar to such Collateral shall be deducted including, without limitation, brokerage commissions, tax prorations, attorneys' fees, whether inside or outside counsel is used, and marketing costs; (d) the value of the Collateral which is the subject matter of the disposition shall be further discounted to account for any estimated holding costs associated with maintaining such Collateral pending sale (to the extent not accounted for in (c) above), and other maintenance, operational and ownership expenses; and (e) any expert opinion testimony given or considered in connection with a determination of the value of such Collateral must be given by persons having at least 5 years experience in appraising property similar to the Collateral and who have conducted and prepared a complete written appraisal of such Collateral taking into consideration the factors set forth above. The "value" of any such Collateral shall be a factor in determining the amount of proceeds which would have been realized in a disposition to a transferee other than a secured party, a person related to a secured party or a secondary obligor under Section 9-615(f).

5.
Miscellaneous.

5.1
Until Bank is advised in writing by Debtor to the contrary, all notices, requests and demands required under this Agreement or by law shall be given to, or made upon, Debtor at the first address indicated in Section 5.14 below.

5.2
Debtor will give Bank not less than 90 days prior written notice of all contemplated changes in Debtor's name, location, chief executive office, principal place of business, and/or location of any Collateral, but the giving of this notice shall not cure any Event of Default caused by this change.

5.3
Bank assumes no duty of performance or other responsibility under any contracts contained within the Collateral.

5.4
Bank has the right to sell, assign, transfer, negotiate or grant participations or any interest in, any or all of the Indebtedness and any related obligations, including without limit this Agreement. In connection with the above, but without limiting its ability to make other disclosures to the full extent allowable, Bank may disclose all documents and information which Bank now or later has relating to Debtor, the Indebtedness or this Agreement, however obtained. Debtor further agrees that Bank may provide information relating to this Agreement or relating to Debtor to the Bank's parent, affiliates, subsidiaries, and service providers.

5.5
In addition to Bank's other rights, any indebtedness owing from Bank to Debtor can be set off and applied by Bank on any Indebtedness at any time(s) either before or after maturity or demand without notice to anyone. Any such action shall not constitute an acceptance of collateral in discharge of the Indebtedness.

5.6
Debtor, to the extent not expressly prohibited by applicable law, waives any right to require the Bank to: (a) proceed against any person or property; (b) give notice of the terms, time and place of any public or private sale of personal property security held from any person, or otherwise comply with the provisions of Sections 9-611 or 9-621 of the Uniform Commercial Code; or (c) pursue any other remedy in the Bank's power. Debtor waives notice of acceptance of this Agreement and presentment, demand, protest, notice of protest, dishonor, notice of dishonor, notice of default, notice of intent to accelerate or demand payment of any Indebtedness, any and all other notices to which the undersigned might otherwise be entitled, and diligence in collecting any Indebtedness, and agree(s) that the Bank may, once or any number of times, modify the terms of any Indebtedness, compromise, extend, increase, accelerate, renew or forbear to enforce payment of any or all Indebtedness, all without notice

7

    to Debtor and without affecting in any manner the unconditional obligation of Debtor under this Agreement. Debtor unconditionally and irrevocably waives each and every defense and setoff of any nature which, under principles of guaranty or otherwise, would operate to impair or diminish in any way the obligation of Debtor under this Agreement, and acknowledges that such waiver is by this reference incorporated into each security agreement, collateral assignment, pledge and/or other document from Debtor now or later securing the Indebtedness, and acknowledges that as of the date of this Agreement no such defense or setoff exists.

  5.7
  In the event that applicable law shall obligate Bank to give prior notice to Debtor of any action to be taken under this Agreement, Debtor agrees that a written notice given to Debtor at least ten days before the date of the act shall be reasonable notice of the act and, specifically, reasonable notification of the time and place of any public sale or of the time after which any private sale, lease, or other disposition is to be made, unless a shorter notice period is reasonable under the circumstances. A notice shall be deemed to be given under this Agreement when delivered to Debtor or when placed in an envelope addressed to Debtor and deposited, with postage prepaid, in a post office or official depository under the exclusive care and custody of the United States Postal Service or delivered to an overnight courier. The mailing shall be by overnight courier, certified, or first class mail.

  5.8
  Notwithstanding any prior revocation, termination, surrender, or discharge of this Agreement in whole or in part, the effectiveness of this Agreement shall automatically continue or be reinstated in the event that any payment received or credit given by Bank in respect of the Indebtedness is returned, disgorged, or rescinded under any applicable law, including, without limitation, bankruptcy or insolvency laws, in which case this Agreement, shall be enforceable against Debtor as if the returned, disgorged, or rescinded payment or credit had not been received or given by Bank, and whether or not Bank relied upon this payment or credit or changed its position as a consequence of it. In the event of continuation or reinstatement of this Agreement, Debtor agrees upon demand by Bank to execute and deliver to Bank those documents which Bank determines are appropriate to further evidence (in the public records or otherwise) this continuation or reinstatement, although the failure of Debtor to do so shall not affect in any way the reinstatement or continuation.

  5.9
  This Agreement and all the rights and remedies of Bank under this Agreement shall inure to the benefit of Bank's successors and assigns and to any other holder who derives from Bank title to or an interest in the Indebtedness or any portion of it, and shall bind Debtor and the heirs, legal representatives, successors, and assigns of Debtor. Nothing in this Section 5.9 is deemed a consent by Bank to any assignment by Debtor.

  5.10
  If there is more than one Debtor, all undertakings, warranties and covenants made by Debtor and all rights, powers and authorities given to or conferred upon Bank are made or given jointly and severally.

  5.11
  Except as otherwise provided in this Agreement, all terms in this Agreement have the meanings assigned to them in Article 9 (or, absent definition in Article 9, in any other Article) of the Uniform Commercial Code, as those meanings may be amended, revised or replaced from time to time. "Uniform Commercial Code" means Act No. 174 of the Michigan Public Acts of 1962, as amended, revised or replaced from time to time, including without limit as amended by Act No. 348 of the Michigan Public Acts of 2000. Notwithstanding the foregoing, the parties intend that the terms used herein which are defined in the Uniform Commercial Code have, at all times, the broadest and most inclusive meanings possible. Accordingly, if the Uniform Commercial Code shall in the future be amended or held by a court to define any term used herein more broadly or inclusively than the Uniform Commercial Code in effect on

8

    the date of this Agreement, then such term, as used herein, shall be given such broadened meaning. If the Uniform Commercial Code shall in the future be amended or held by a court to define any term used herein more narrowly, or less inclusively, than the Uniform Commercial Code in effect on the date of this Agreement, such amendment or holding shall be disregarded in defining terms used in this Agreement.

  5.12
  No single or partial exercise, or delay in the exercise, of any right or power under this Agreement, shall preclude other or further exercise of the rights and powers under this Agreement. The unenforceability of any provision of this Agreement shall not affect the enforceability of the remainder of this Agreement. This Agreement constitutes the entire agreement of Debtor and Bank with respect to the subject matter of this Agreement. No amendment or modification of this Agreement shall be effective unless the same shall be in writing and signed by Debtor and an authorized officer of Bank. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Michigan, without regard to conflict of laws principles.

  5.13
  To the extent that any of the Indebtedness is payable upon demand, nothing contained in this Agreement shall modify the terms and conditions of that Indebtedness nor shall anything contained in this Agreement prevent Bank from making demand, without notice and with or without reason, for immediate payment of any or all of that Indebtedness at any time(s), whether or not an Event of Default has occurred.

  5.14
  Debtor represents and warrants that Debtor's exact name is the name set forth in this Agreement. Debtor further represents and warrants the following and agrees that Debtor is, and at all times shall be, located in the following place [mark applicable provision]:

  __
  Debtor is an individual, and Debtor is located (as determined pursuant to the Uniform Commercial Code) at Debtor's principal residence which is (street address, state and county or parish): ___________ ___.

  X
  Debtor is a registered organization which is organized under the laws of one of the states comprising the United States (e.g. corporation, limited partnership, registered limited liability partnership or limited liability company), and Debtor is located (as determined pursuant to the Uniform Commercial Code) in the state under the laws of which it was organized, which is (street address, state and county or parish): 2175 Old Concord Road SE, Smyrna, Cobb County, Georgia 30080-1376.

  __
  Debtor is a domestic organization which is not a registered organization under the laws of the United States or any state thereof (e.g. general partnership, joint venture, trust, estate or association), and Debtor is located (as determined pursuant to the Uniform Commercial Code) at its sole place of business or, if it has more than one place of business, at its chief executive office, which is (street address, state and county or parish): ______________.

  __
  Debtor is a registered organization organized under the laws of the United States, and Debtor is located in the state that United States law designates as its location or, if United States law authorizes the Debtor to designate the state for its location, the state designated by Debtor, or if neither of the foregoing are applicable, at the District of Columbia. Debtor is located (as determined pursuant to the Uniform Commercial Code) at (street address, state and county or parish): ______________.

  __
  Debtor is a foreign individual or foreign organization or a branch or agency of a bank that is not organized under the laws of the United States or a state thereof. Debtor is located (as determined pursuant to the Uniform Commercial Code) at: ______________.

9

If Collateral is located at other than the address specified above, such Collateral is located and shall be maintained at:

Street Address
City, State, Zip Code, County

Collateral shall be maintained only at the locations identified in this Section 5.14.

  5.15
  A carbon, photographic or other reproduction of this Agreement shall be sufficient as a financing statement under the Uniform Commercial Code and may be filed by Bank in any filing office.

  5.16
  This Agreement shall be terminated only by the filing of a termination statement in accordance with the applicable provisions of the Uniform Commercial Code, but the obligations contained in Section 2.12 of this Agreement shall survive termination.

6.
DEBTOR AND BANK ACKNOWLEDGE THAT THE RIGHT TO TRIAL BY JURY IS A CONSTITUTIONAL ONE, BUT THAT IT MAY BE WAIVED. EACH PARTY, AFTER CONSULTING (OR HAVING HAD THE OPPORTUNITY TO CONSULT) WITH COUNSEL OF THEIR CHOICE, KNOWINGLY AND VOLUNTARILY, AND FOR THEIR MUTUAL BENEFIT WAIVES ANY RIGHT TO TRIAL BY JURY IN THE EVENT OF LITIGATION REGARDING THE PERFORMANCE OR ENFORCEMENT OF, OR IN ANY WAY RELATED TO, THIS AGREEMENT OR THE INDEBTEDNESS.

7.
Special Provisions Applicable to this Agreement. Notwithstanding anything to the contrary contained herein, the proceeds of any sale of the Collateral hereunder which may be applied toward satisfaction of Indebtedness shall be limited to One Million Dollars ($1,000,000) (the "Maximum Amount"). All payments received in connection with the Collateral and from the sale, transfer or other disposition of any of the Collateral shall be applied by Bank toward satisfaction of the obligations of Borrower and/or Debtor to Bank as follows: (i) with respect to the first $500,000 received from the sale, transfer or other disposition of the Collateral, 100% of the proceeds shall be applied toward a mandatory reduction of the Indebtedness and (ii) with respect to the next $1,000,000 received from the sale, transfer or other disposition of the Collateral, 50% of the proceeds shall be applied toward a mandatory reduction of the Indebtedness.

  Upon the occurrence of any Event of Default, Debtor shall have thirty (30) days (the "Standstill Period") to sell or arrange for the sale of a portion of the Collateral, sufficient to generate net proceeds from such sale equal to the Maximum Amount, on the Bank's behalf in order to satisfy the obligations of Debtor hereunder to the Bank. Notwithstanding anything to the contrary in Article 4 above, Bank shall not sell Collateral, in whole or part, unless, upon expiration of the Standstill Period, Bank has not been paid the Maximum Amount from proceeds of sales arranged by Debtor.

  Bank agrees to terminate this Security Agreement and any related UCC Financing Statement(s) upon satisfaction of all of the following conditions:

  (1)
  The Revolving Note in the face amount of $4,500,000 of even date herewith by Borrower to the order of Bank is replaced with a Revolving Note in the face amount of $3,500,000 made by Borrower to the order of Bank, in form and content satisfactory to Bank;

  (2)
  No Event of Default shall have occurred and be continuing under the Revolving Credit Agreement of even date herewith between Borrower and Bank (the "Credit Agreement") and the Documents (as defined in the Credit Agreement); and

10

  (3)
  The Borrowing Base Amount and the Commitment Amount (as such terms are defined in the Credit Agreement) are each permanently reduced by One Million Dollars ($1,000,000).

C/M HOLDINGS, INC.
By: /s/ DWAYNE A. MOYERS Its: Vice President

11

QuickLinks

  EXHIBIT 10.1
REVOLVING CREDIT AGREEMENT
WITNESSETH
EXHIBIT "A" REVOLVING NOTE
EXHIBIT "B" REQUEST FOR LOAN
REVOLVING NOTE